                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                          SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement


                       Bureau of Electronic Publishing
            (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g)

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:
          _______________________________________

     2)   Aggregate number of securities to which transaction applies:
          _______________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          _______________________________________

     4)   Proposed maximum aggregate value of transaction:
          _______________________________________

     5)   Total fee paid:
          _______________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          __________

     2)   Form, Schedule or Registration Statement No.:
          __________

     3)   Filing Party:
          __________

     4)   Date Filed:
          __________


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DRAFT - 21 APR 1997

                      BUREAU OF ELECTRONIC PUBLISHING, INC.

                              Information Statement

         This information statement is provided by the Board of Directors of Bureau of Electronic Publishing, Inc., a Delaware corporation (the "Company"), in connection with stockholder approval by written consent authorizing amendments to the Company's Articles of Incorporation to effect:

1. an increase in the authorized number of shares of Common Stock, par value $.001 per share, to 300,000,000, and an increase in the authorized number of shares of Preferred Stock, par value $.001 per share, to 3,000,000,

2.       a change in the Company's name to Pacific Chemical, Inc., and

3. a reverse stock split of the Company's Common Stock in a ratio of between four-to-one and ten-to-one, with the specific ratio to be determined at the discretion of the Company's Board of Directors.

         In addition, stockholders by written consent have ratified the following action of the Board of Directors:

4. issuance of Series A and Series B Preferred Stock having voting rights in excess of one vote per share.

         All of the foregoing actions have been effected by written consents (the "Consents") executed by the holders of an aggregate of ___% of the Company's outstanding Common Stock. In accordance with the regulations of the Securities and Exchange Commission (the "Commission"), the Consents will be effective 20 days following the mailing of this information statement. It is expected that the amendments to the Certificate of Incorporation will be filed immediately thereafter.

         In January 1997, the Company completed a transaction with Pacific Chemical Group Limited ("PCG") whereby the former stockholders of PCG received Series A Preferred Stock with voting rights constituting a majority of the Company's total voting stock (Common Stock and Series A, B, and C Preferred Stock). The holders of the Preferred Stock have abstained from voting on the foregoing actions except as may be required by state corporate law to put into effect the Consents of the Common Stockholders. The Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with this action.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

         The Company's principal executive office address is 745 Alexander Road, Princeton, New Jersey 085404. This Information Statement will be mailed to the Company's stockholders on or about May __, 1997.


                                  INTRODUCTION

General

         The Company was incorporated under the laws of the State of Delaware on May 5, 1988. Until November 1996, the Company's principal business was creating, publishing, and selling interactive multimedia software titles on CD-ROM. In October 1996 the Company's Board of Directors determined that that business had not provided adequate prospects for a reasonable return on the stockholders' investments and therefore began to reduce the Company's workforce and to explore alternate lines of business. On November 7, 1996, the Company entered into a letter of intent to combine with PCG and on January 23, 1997 the Agreement and Plan of Merger between the Company, the Company's British Virgin Islands ("BVI") subsidiary, PCG, and Jinan Chemical Fibre Corporation ("JCF") (the "Agreement") was simultaneously executed and closed. PCG


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was a privately-held BVI corporation. JCF is a Peoples Republic of China ("PRC")
corporation which operates a chemical fiber production complex in the city of Jinan in northern China. JCF is owned by the local government of Jinan.

Merger with PCG

         Pursuant to the Agreement, at the closing the Company's BVI subsidiary merged into PCG in a merger carried out pursuant to the laws of the BVI (the "Merger"). In connection with the Merger, the stockholders of PCG transferred 100% ownership of PCG to the Company and the stockholders of PCG received an aggregate of 833,671.66 shares of Series A Preferred Stock of the Company. Each share of Series A Preferred Stock is automatically convertible into 100 shares of the Company's Common Stock when the number of authorized shares of the Company's Common Stock is increased to 300,000,000, has 100 votes per share and votes with the Common Stock as one class, and has a preference of $100 per share in the event of liquidation. One of the stockholder actions described below is the increase in authorized Common Stock which will cause the conversion of the Series A Preferred Stock into Common Stock.

         Prior to the Merger the Company had approximately 4,650,000 shares of Common Stock outstanding. As a result of the Merger, PCG became a wholly-owned subsidiary of the Company and the former stockholders of PCG acquired control of a substantial majority of the voting stock of the Company. However, the holders of the Preferred Stock have abstained from voting on the actions described in this Information Statement except as may be required by state corporate law to put into effect the actions of the Common Stockholders.

         As of the closing, Mr. Jao Shun Pan was elected to the Board of Directors of the Company. All other directors and officers of the Company resigned. One of the previous directors, Mr. Bryan Finkel, was immediately reelected to the Board. After the closing, Mr. Jin Shan was elected Chairman-elect and President of the Company, Mr. Li De Yuan was elected Vice Chairman-elect and Secretary, and Mr. Pan was elected Vice President, Chief

Financial Officer and Assistant Secretary. Each of Messrs. Jin, Li, and Pan occupied equivalent positions in PCG and Messrs. Jin and Li are also executive officers and directors of JCF. It is anticipated that Messrs. Jin and Li and two other directors affiliated with JCF will be elected by the current Board of Directors following the distribution of this Information Statement.

The Joint Venture

         PCG owns 51% and JCF owns 49% of a joint venture, Jinan Dayang Chemical Fibre Corporation (the "Joint Venture"), which operates JCF's former Plant No. 1 production facility for purified terephthalic acid ("PTA"). As a result of the Merger, PCG has become a wholly-owned subsidiary of the Company and the Company has acquired PCG's rights and obligations in the Joint Venture. The Joint Venture has succeeded to the business of manufacturing and sale of PTA originally conducted by JCF in the No. 1 Plant. The No. 1 Plant is principally engaged in the manufacture of PTA for further processing by other production units of JCF into polyester chip, film, staple and filament. The Joint Venture was established on February 9, 1996 by PCG and JCF pursuant to a joint venture agreement entered into pursuant to the PRC laws governing Sino-foreign joint ventures (the "Joint Venture Agreement").

         Pursuant to the Joint Venture Agreement, PCG is required to pay US$14,995,000 in cash as its capital contribution for 51% of the equity interests in the Joint Venture (the "Purchase Price"). To date, US$2,000,000 of the Purchase Price has been paid. In the event that the full Purchase Price is not paid within three years of the formation of the Joint Venture, for whatever reason including the lack of ability to finance, the Company may forfeit its claim on its equity interests in the Joint Venture. The Chinese Partner will own 49% of the equity interests in the Joint Venture and will contribute part of its production facilities and other assets including certain plant and equipment of the No. 1 Plant to the Joint Venture as its capital investment. In addition, JCF has leased to the Joint Venture certain other production assets of No. 1 Plant.

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         Other key provisions of the Joint Venture Agreement include: (i) the joint venture period is fifty years from the formal incorporation date of the Joint Venture on March 27, 1996; (ii) the profit and loss sharing ratio is the same as the respective equity interests; (iii) the Board of Directors consists of seven members --four designated by the Company and three designated by JCF with major issues requiring approval of two-thirds of the directors; (iv) the first 80,000 tons of PTA produced annually by the Joint Venture must first be offered to JCF before sale to third parties; (v) JCF will provide certain management and administrative services to the Joint Venture for a management fee; and (vi) JCF will transfer to the Joint Venture the right to use electricity and water and the use of certain fixed assets.

         The No. 1 Plant was a key production facility of JCF prior to the Joint Venture Agreement. Construction of the No. 1 Plant began in October 1988 and was completed in July 1991. The No. 1 Plant currently has the capacity to produce 85,000 tons of purified terephthalic acid ("PTA") annually. The entire line of PTA production equipment was imported from Japan and cost more than Rmb 300 million (US$36.1 million). When originally completed in 1991, the No. 1 Plant had only a 66,000 tons per annum capacity, but has ramped up production to current levels through engineered modifications.

         No. 1 Plant's PTA production is used primarily in the further processing by JCF's downstream operations in the production of polyester chips, granules, staples and filaments sold to more than thirty customers in ten provinces. A small portion of No. 1 Plant's production is sold to third parties. Under the Joint Venture Agreement, the Joint Venture is obligated to sell the large majority of its PTA production to JCF. The Joint Venture and JCF have not yet set the basis for pricing of future sales of PTA by the Joint Venture to JCF. The production exceeding the supply obligations to JCF may be sold to third parties. Currently, the Joint Venture has no marketing, distribution or service infrastructure to support significant sales to third parties. For additional information, stockholders are referred to the Financial Statements of Plant No. 1, PCG, and the Joint Venture which are included in this Information Statement.

Increase in Authorized Common and Preferred Stock

         The Board of Directors and the holders of a majority of the Company's outstanding Common Stock have approved an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock to 300,000,000 shares, par value of $0.001 per share, and to increase the number of authorized shares of the Company's Preferred Stock to 3,000,000 shares, par value of $0.001 per share (the "Stock Increase Amendment").

         At April __, 1997, the authorized capital of the Company consisted of 12,000,000 shares of Common Stock, par value $0.001 per share and 2,000,000 shares of Preferred Stock, par value $0.001 per share. As of that date, 4,647,619 shares of Common Stock were outstanding and approximately 1,333,690 shares of Preferred Stock were outstanding, consisting of 833,671.66 shares of Series A Convertible Preferred Stock ("Series A Preferred"), 18.25 shares of Series B Convertible Preferred Stock ("Series B Preferred"), and 500,000 shares of Series C Convertible Preferred Stock ("Series C Preferred"). The Company has also agreed to issue shares of a Series D Convertible Preferred Stock ("Series D Preferred") convertible into 500,000 shares of Common Stock although that series of Preferred Stock has not yet been created. In addition, at that date, an aggregate of 4,757,245 shares of Common Stock were reserved for issuance upon:
(i) exercise of options which may be granted under the Company's 1994 Stock Option Plan (1,000,000 shares from which options to acquire 204,392 shares have been granted), (ii) exercise of the Company's outstanding public warrants (1,340,476 shares), (iii) exercise of Warrants granted to the underwriter in connection with a public offering of the Company's securities (200,000 shares),
(iv) exercise of warrants which have been issued in connection with certain private financings (1,958,487 shares), and (v) exercise of various other outstanding warrants and options (258,282 shares). Therefore, before conversion of any Preferred Stock the Company will have issued or reserved for issuance a total of approximately 9,404,864 shares of the 12,000,000 shares of Common Stock currently authorized for issuance. In addition, an aggregate of at least 86,192,166 shares of Common Stock

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will be issuable upon conversion of the Series A, B, C, and D Preferred.
However, the Convertible Preferred Stock will not be convertible until the Stock Increase Amendment goes into effect.

         After the Stock Increase Amendment is filed, the additional shares of Common and Preferred Stock would be issuable at any time and from time to time, by action of the Board of Directors without further authorization from the Company's stockholders, except as otherwise required by applicable law or rules and regulations to which the Company may be subject, to such persons and for such consideration (but not less than the par value thereof) as the Board of Directors determines.

         After taking into account the currently issued and reserved shares of Common Stock discussed above but without taking into account shares to be issued on conversion of the Convertible Preferred Stock, the Company would have only 2,595,136 shares of Common Stock authorized which are not issued or reserved for issuance. The Company's Board of Directors believes that the authorization of the additional shares of Common and Preferred Stock are in the best interests of the Company and its stockholders so that sufficient shares will be readily available for use, if feasible, in acquisitions, in raising additional capital and for grants as incentives to employees, officers, directors and consultants of the Company.

         In addition, the Stock Increase Amendment will cause the conversion of the Series A Preferred. Although the conversion of the Series A Preferred will result in a substantial dilution of the current outstanding Common Stock, the Board of Directors believes that it is the best interests of the current holders of Common Stock that they have the same class of stock as the new owners of a majority of the equity stock of the Company. By having the former stockholders of PCG who now own a majority of the Company's equity stock through the Series A Preferred become holders of Common Stock, all actions taken by the former stockholders of PCG to enhance the value of their equity interests will also benefit the other holders of the Company's Common Stock.

         From time to time the Company may consider acquisitions or other transactions which may require the issuance of shares of Common Stock or Preferred Stock. Other than the Convertible Preferred Stock, the Company presently has no understandings or arrangements which would require the issuance of any of the additional shares of Common or Preferred Stock which are proposed to be authorized. However, management believes that the increase in the number of authorized shares of Common and Preferred Stock is in the best interest of the Company and its stockholders since additional shares of Common and Preferred Stock will provide the Company with the flexibility of having a broader choice in the type and number of equity securities available to it for the above and other corporate purposes.


         Due to the Board of Directors' discretion in connection with the issuance of additional shares of Common and Preferred Stock to be issued in a private placement, it may, under certain circumstances, possess timing and other advantages in responding to a tender offer or other attempt to gain control of the Company, which may make such attempts more difficult and less attractive. For example, issuance of additional shares would increase the number of shares outstanding and could necessitate the acquisition of a greater number of shares by a person making a tender offer and could make such acquisition more difficult since the recipient of such additional shares may favor the incumbent management. Moreover, these advantages give the Board of Directors the ability to provide any such holders with a veto power over actions proposed to be taken by the holders of the Company's Common Stock. This could have the effect of insulating existing management from removal, even if it is in the best interest of the common stockholders. Management of the Company is not aware of any existing or threatened efforts to obtain control of the Company.

         The foregoing is only a summary of the Stock Increase Amendment and is not intended to be complete. Stockholders are urged to read carefully the provisions of the Stock Increase Amendment, the complete text of which is attached as Exhibit A to this Information Statement. The foregoing summary is qualified in its entirety by reference to such complete text.

Changing the Company's Name to Pacific Chemical, Inc.

         The Board of Directors and the holders of a majority of the Company's outstanding Common Stock have approved an amendment to the Certificate of Incorporation which would change the name of the Company from Bureau of Electronic Publishing, Inc. to Pacific Chemical, Inc. The Board believes that this new name will more accurately reflect in its name the Company's new business following the Merger. The Company currently plans to implement the change of name when it would be most cost efficient with regard using current supplies of packaging, stationery, etc. The Company anticipates that the cost of publicizing the change of name will not be significant.

Reverse Stock Split

         The Board of Directors and the holders of a majority of the Company's outstanding Common Stock have approved an amendment to the Certificate of Incorporation of the Company to effect a reverse stock split of the Company's currently issued and outstanding Common Stock after the Stock Increase Amendment has been put into effect (the "Reverse Split Amendment"). The Consents have authorized the Board of Directors at its discretion to effect a reverse stock split ratio of from four-to-one to ten-to-one. After the Stock Increase Amendment goes into effect, the Company will be authorized to issue 300,000,000 shares of Common Stock, par value $.001 per share. The Reverse Split Amendment will reduce the number of shares of Common Stock the Company is authorized to issue by the proportion of the reverse stock split and correspondingly reduce the Company's stated capital. For example, if a four-to-one reverse stock split is adopted, the Company's authorized number of shares of Common Stock will be reduced to 75,000,000 while maintaining the par value per share at $.001, which will effectively reduce the Company's stated capital to one-fourth of the stated capital following effectuation of the Stock Increase Amendment. As of the date hereof, there are issued and outstanding 4,647,619 shares of Common Stock. Following adoption of the Stock Increase Amendment, the Series A Preferred will be automatically converted into 83,367,116 shares of Common Stock and there will be a total of 88,014,735 shares of Common Stock outstanding assuming that there are no other conversions of convertible securities. Adoption of the reverse stock split will reduce the projected issued and outstanding shares of Common Stock by the proportion of the reverse stock split. For example, if a four-to-one reverse stock split is adopted, the number of outstanding shares of Common Stock after the conversion of the Series A Preferred will be reduced from 88,014,735 shares to 22,003,683 shares. The 4,647,619 shares of Common Stock outstanding prior to the adoption of the Stock Increase Amendment and the conversion of the Series A Preferred would be reduced to approximately 1,161,900 shares. The proposed form of the Certificate of Amendment respecting the Reverse Split Amendment to the Certificate of Incorporation is attached hereto as Exhibit B.

         The Consents authorize the Board of Directors to effect a reverse stock split in a ratio of from four-to-one to ten-to-one. The primary factors to be considered by the Board in selecting the reverse stock split ratio will the requirements for maintaining the listing of the Company's securities on the Nasdaq Small-Cap Market. The Nasdaq Stock Market, Inc. ("Nasdaq") has informally notified the Company that it considers the Merger to constitute a transaction which involves a change of control and change of business which requires that the Company meet the requirements for initial inclusion on the Nasdaq Small-Cap Market in order to maintain the listing of the Company's securities. The Company believes that after giving effect to the Merger that it meets all of the requirements for initial inclusion except the requirement of a minimum bid price requirement of $3.00 per share, or $4.00 per share in the event that proposed new Nasdaq listing requirements become effective. On April __, 1997, the closing bid price for the Company's Common Stock was $___ per share. Another requirement for initial inclusion that the Board will take into account in determining the reverse stock split ratio is that the Company must have outstanding at least 100,000 publicly held shares with a market value of at least $1,000,000. After giving effect to the Stock Increase Amendment and the conversion of the Series A Preferred, the Company will have outstanding approximately 19,900,000 shares of Common Stock held by non-affiliates (persons other than officers, directors, and stockholders holding over 10% of the Company's

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outstanding Common Stock). The Board believes that the reverse stock split will result in a stock price in excess of the $3.00 or $4.00 per share requirement. However, the reverse stock split ratio necessary to obtain this result will depend on the Company's stock price at the time the Reverse Stock Split

Amendment is put into effect and must not be so high as to reduce the publicly held Common Stock below the required levels of 100,000 shares with a market value of at least $1,000,000. See "Reasons for the Reverse Stock Split."

         No fractional shares will be issued. Any fractional interests resulting from the reverse stock split will be rounded down to the next lower whole number of shares. To the extent a stockholder holds a number of shares that would result in a residual fractional interest, the Company will pay, as soon as is practicable after the effective date of the Reverse Split Amendment, $____ for each share of Common Stock outstanding prior to the reverse stock split that comprises the fractional interest. Stockholders will not have the opportunity on or after the effective date of the Reverse Split Amendment to round off their shareholdings to avoid resulting fractional interest. The $____ price per share figure for the Common Stock purchased pursuant to the retirement of resulting interests is based on the closing bid price of the Common Stock as reported on NASDAQ on April____, 1997. The management of the Company believes that the $____ price per share figure is fair to all of the stockholders whose fractional interests are retired, the other stockholders of the Company and the Company.

         Except for the receipt of cash in lieu of fractional interest, the proposed reverse stock split will not affect any stockholder's proportionate equity interest in the Company. The number of issued shares after the reverse stock split is approximate. Except for changes resulting from the reverse stock split, the rights and privileges of holders of shares of Common Stock will remain the same, both before and after the proposed reverse stock split.

         The Consents authorizing the amendment and the filing of the Certificate of Amendment will become effective 20 days after the date of mailing of this Information Statement, on or about May ___, 1997. The proposed reverse stock split will become effective on the effective date of that filing (the "Effective Date"). Commencing on the Effective Date, each currently outstanding certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares resulting from the reverse stock split. Currently outstanding certificates do not have to be surrendered in exchange for new certificates in connection with the reverse stock split. Rather, new stock certificates reflecting the number of shares resulting from the reverse stock split will be issued only as currently outstanding certificates are transferred. However, the Company will provide stockholders with instructions as to how to exchange their certificates and encourage them to do so. The Company will obtain a new CUSIP number for its shares of Common Stock.

         The Company has approximately 90 stockholders of record and believes that the total number of beneficial holders of the Common Stock of the Company to be approximately 1,400, based on information received from the transfer agent and those brokerage firms who hold the Company's securities in custodial or "street" name. After the reverse stock split the Company estimates that, based on the aforementioned shareholdings, it will continue to have approximately the same number of stockholders.

Reasons for the Reverse Stock Split

         As noted above, the Company has been informally notified by Nasdaq that Nasdaq considers the Merger to constitute a transaction which involves a change of control and change of business which requires that the Company meet the requirements for initial inclusion on the Nasdaq Small-Cap Market in order to maintain the listing of the Company's securities. The Company believes that after giving effect to the Merger that it meets all of the requirements for initial inclusion except the requirement of a minimum bid price requirement of $3.00 o $4.00 per share. It is expected that the proposed reverse stock split will enable the Company's Common Stock to meet this requirement.

         The Board of Directors believes that it is very important that the Company maintain the listing of its

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securities on the Nasdaq Small-Cap Market. Pursuant to Rule 15c2-6 (the "Rule")
adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, broker-dealers are required to implement certain supplemental sales practice requirements when recommending and selling "designated securities" to customers in transactions not exempt under the Rule. The Rule was directed at the elimination of certain practices in connection with the sale of certain low priced securities. The Rule exempts from its requirements the securities of issuers listed on national securities exchanges and the Nasdaq trading systems. Management of the Company believes that the market for the Company's Common Stock will be improved by maintaining its listing on the Nasdaq Small-Cap Market, thereby maintaining the exemption of its Common Stock from the impact of the Rule.

         The Board of Directors also believes that the current price level of the Company's Common Stock has reduced the effective marketability of the shares because of the reluctance of many leading brokerage firms to recommend low priced stock to their clients. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low priced stock. Some of those policies and practices pertain to the payment of brokers commissions and to time consuming procedures that function to make the handling of low priced stocks unattractive to brokers from an economic standpoint.

         The Company believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed reverse stock split should increase the per share price of the Common Stock, which may encourage greater interest in the Common Stock and possibly promote greater liquidity for the Company's stockholders. However, the increase in the per share price of the Common Stock as a consequence of the proposed reverse stock split may be proportionately less than the decrease in the number of shares outstanding. In addition, any increased liquidity due to any increased per share price could be partially or entirely off-set by the reduced number of shares outstanding after the proposed reverse stock split. Nevertheless, the proposed reverse stock split could result in a per share price that adequately compensates for the adverse impact of the market factors noted above. There can, however, be no assurance that the favorable effects described above will occur, or that any increase in per share price of the Common Stock resulting from the proposed reverse stock split will be maintained for any period of time. The management of the Company does not currently intend to engage in any future transactions or business combinations which would qualify the Company for deregistration of the Common Stock from the reporting and other requirements of Federal securities laws.

Warrants and Options

         The Company currently has outstanding 1,340,476 publicly held Warrants. Each Warrant currently entitles the holder, for $6.18, to purchase one share of Common Stock. The Warrants are subject to redemption at a price of $.05 per Warrant provided the closing bid price of the Common Stock as reported by Nasdaq exceeds $9.27 per share for 30 consecutive trading days ending on the fifth trading day prior to the notice of redemption. As a result of the reverse stock split the exercise price per share of the Warrants and the closing bid price which the Common Stock must achieve before the Warrants become subject to redemption will be increased in the ratio of the reverse stock split and the number of shares issuable pursuant to each Warrant will be decreased in the same proportion.

         For example, if the reverse stock split ratio is four-to-one, each Warrant would be exercisable to purchase one-quarter of a share of Common Stock. The Company is not required to issue fractional shares upon exercise of the Warrants. Therefore, to purchase one share of Common stock, a Warrantholder would have to exercise four Warrants at an aggregate exercise price of $24.72 per share. The closing bid price which the Common Stock must achieve before the Warrants become subject to redemption would be increased to $37.08 per share.

         The Company also has outstanding or is obligated to issue various other warrants and options exercisable to acquire up to an aggregate of 2,621,161 shares of Common Stock and Convertible Preferred

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Stock convertible into at least 2,825,000 shares of Common Stock (not including the Series A Preferred which will be automatically converted upon the filing of the Stock Increase Amendment), at a variety of exercise prices. The amount of stock issuable pursuant to these options, warrants and shares of Preferred Stock will be reduced and the per share exercise prices will be increased by the proportion of the reverse stock split. For example, if the reverse stock split ratio is four-to-one, the amount of stock issuable pursuant to these options, warrants and shares of Preferred Stock will be reduced to one-fourth the previous amounts and the per share exercise prices will be increased 400%.

Federal Income Tax Consequences

         The following material is based on discussions with counsel. No opinion of counsel has been obtained. Stockholders are advised to consult with their own tax advisors for more detailed information relating to their individual tax circumstances.


         1. The proposed reverse stock split will be a reorganization described in section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

         2. The Company will recognize no gain or loss as a result of the proposed reverse stock split.

         3. Stockholders will recognize no gain or loss to the extent that currently outstanding shares of Common Stock are exchanged for new shares of Common Stock pursuant to the proposed reverse stock split if no fractional shares are present. Stockholders who receive cash for fractional shares will be treated as if they had received such fractional shares and then sold them to the Company. Such stockholders will recognize gain or loss equal to the difference between the amount of cash received and their basis in the stock exchanged. Thus, if fractional shares are present as a result of the split, and the stockholder realizes a gain on the exchange, the stockholder will recognize a taxable gain equal to the lesser of the cash received or the gain realized. If fractional shares are present and a loss is realized on the exchange, the loss is not recognized, but rather the loss must be deferred until the stockholder disposes of the new stock in a taxable transaction. The stockholder's basis in the new stock is equal to the basis in the stock exchanged less any cash received plus gain recognized, if any.

         4. The basis of the new Common Stock received in exchange for Common Stock pursuant to the proposed reverse stock split will be the same as the stockholders' basis in the stock exchanged. Therefore, the new shares of Common Stock in the hands of a stockholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of Common Stock held by that stockholder immediately prior to the proposed reverse stock split.

Ratification of Voting Rights of Series A and B Preferred

         The holders of a majority of the Company's outstanding Common Stock have also ratified the action of the Company's Board of Directors in issuing the Series A Preferred and Series B Preferred. The Company's Certificate of Incorporation authorizes the Board of Directors to issue series of Preferred Stock with such voting rights as the Board deems appropriate. In authorizing the Series A Preferred and Series B Preferred, the Board elected to include voting rights based upon the number of shares of Common Stock into which those series of Preferred Stock were convertible. Thus, since each share of Series A Preferred is convertible into 100 shares of Common Stock, each share of Series A Preferred have 100 votes in all matters as to which holders of the Company's Common Stock are entitled to vote. Similarly, each share of Series B Preferred is convertible into 100,000 shares of Common Stock and therefore is entitled to 100,000 votes per share. The Series A Preferred was issued to the former stockholders of PCG in exchange for the Merger, and the Series B Preferred was issued in connection with a private placement to raise funds to be used in making a partial payment of the Purchase Price and in meeting expenses of the Merger.

         The grant of extra voting rights was a temporary expedient designed to facilitate the Merger and was not intended to create a permanent two-tier dual voting stock scheme. Also, the extra voting rights of the Series A Preferred will terminate when converted to Common Stock upon filing of the Stock Increase Amendment. Nonetheless, the Consents have also ratified the authorization of these extra votes per share in order to comply with Nasdaq's voting rights policies which discourage super voting rights.

Interests in the Consents

         The management and certain stockholders of the Company who were formerly stockholders of PCG have a personal interest in the adoption of the Stock Increase Amendment since it will enable the Company to issue additional shares of Common Stock pursuant to the conversion of the Series A Preferred. See "Merger with PCG." However, all stockholders who executed the Consents were holders of Common Stock of the Company prior to the Merger and do not have any current interest in the matters covered by the Consents except to the extent that they believe that the approval of the matters included in the Consents will benefit them as holders of the Company's Common Stock.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Pursuant to the rules applicable to this Information Statement, the Company is annexing as Exhibits C and D to this Information Statement: its Form 10-KSB annual report for the year ended December 31, 1996 and Item 7(a) and (b) from the Company's Current Report on Form 8-K dated February 7, 1997, as amended on April 8, 1997, which contains financial statements and pro forma financial information to account for Merger. The following documents, which have been filed with the Commission by the Company are incorporated herein by reference and made a part hereof:

                  (1) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996;

                  (2) Financial Statements as of December 31, 1996 and 1995 of Jinan Chemical Fibre Corporation - Plant One; Financial Statements as of December 31, 1996 and 1995 of Pacific Chemical Group Limited; Financial Statements as of December 31, 1996 of Jinan Da Yang Chemical Fibre Company Limited; and Pro Forma Financial Information (unaudited) of Bureau of Electronic Publishing, Inc. as of and for the year ended December 31, 1996, all as included in Item 7 of the Company's Current Report on Form 8-K dated February 7, 1997, for an event dated January 23, 1997, as amended on April 8, 1997.

         The Commission file number for the Company's documents which are incorporated by reference herein is 1-13890. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained herein shall be deemed to be modified or superseded for all purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

Dated:  Princeton, New Jersey
            April __, 1997

                                        By Order of the Board of Directors

                                          J. S. Pan, Assistant Secretary

                                List of Exhibits

Exhibit A                                   Stock Increase Amendment

Exhibit B                                   Reverse Split Amendment (including change of corporate name)

Exhibit C                                   Form 10-KSB for the fiscal year ended December 31, 1996

Exhibit D                                   Financial Statements as of December 31, 1996 and 1995 of Jinan
                                            Chemical Fibre Corporation - Plant One;  Financial Statements as
                                            of December 31, 1996 and 1995 of Pacific Chemical Group Limited;
                                            Financial Statements as of December 31, 1996 of Jinan Da Yang
                                            Chemical Fibre Company Limited; and Pro Forma Financial
                                            Information (unaudited) of Bureau of Electronic Publishing, Inc. as of and for the year ended December 31, 1996, all as included in
                                            Item 7 of the Company's Current Report on Form 8-K dated
                                            February 7, 1997, for an event dated January 23, 1997, as amended on April 8, 1997.

                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                      BUREAU OF ELECTRONIC PUBLISHING, INC.

         Bureau of Electronic Publishing, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That pursuant to the recommendation of the Board of Directors of Bureau of Electronic Publishing, Inc., the following resolution amending the Certificate of Incorporation of said corporation, has been adopted by the vote of stockholders of said corporation holding a majority of the outstanding stock entitled to vote thereon. The resolution setting forth the amendment is as follows:

                  RESOLVED, that paragraph FOURTH of the Certificate of Incorporation shall be amended to read in its entirety as follows:

                  "The aggregate number of shares which the Corporation shall have the authority to issue is 303,000,000, which are divided into 300,000,000 shares of Common Stock, par value $.001 per share, and 3,000,000 shares of Preferred Stock, par value $.001 per share."

         SECOND: That these resolutions have been adopted by written consent of stockholders holding a majority of the outstanding stock entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Bureau of Electronic Publishing, Inc., has caused this certificate to be signed by its Vice President this ___ day of May, 1997.

                                   Bureau of Electronic Publishing, Inc.

                                   By: __________________________
                                       J. S. Pan, Vice President

                                    EXHIBIT B

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                   BUREAU OF ELECTRONIC PUBLISHING, INC., INC.


         Bureau of Electronic Publishing, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That pursuant to the recommendation of the Board of Directors of Bureau of Electronic Publishing, Inc., the following resolution amending the Certificate of Incorporation of said corporation, has been adopted by the vote of stockholders of said corporation holding a majority of the outstanding stock entitled to vote thereon. The resolution setting forth the amendment is as follows:

                  RESOLVED, that the Certificate of Incorporation of this corporation be amended to provide that the corporation's name be changed to Pacific Chemical, Inc.; and

be it further

                  RESOLVED, that Paragraph FIRST of the Certificate of Incorporation shall be amended to read in its entirety as follows:

                  "The name of the corporation shall be PACIFIC CHEMICAL, INC."

         SECOND: That pursuant to the recommendation of the Board of Directors of Bureau of Electronic Publishing, Inc., the following resolution amending the Certificate of Incorporation of said corporation, has been adopted by the vote of stockholders of said corporation holding a majority of the outstanding stock entitled to vote thereon. The resolution setting forth the amendment is as follows:

                  RESOLVED, that the Certificate of Incorporation of this corporation be amended to provide that the issued and unissued shares of Common Stock of this corporation shall be combined on the basis of one (1) share for each ______ (_) shares heretofore authorized so that the 300,000,000 shares of Common Stock, $.001 par value, this corporation is authorized to issue, shall be combined into __________ shares of capital stock, $.0_ par value; and

be it further

                  RESOLVED, that Paragraph FOURTH of the Certificate of

         Incorporation shall be amended to read in its entirety as follows:

                           "The aggregate number of shares which the Corporation
                  shall have the authority to issue is ________________, which are divided into ____________ shares of Common Stock, par value $.001 per share, and 3,000,000 shares of Preferred Stock, par value of $.001 per share."

It is further

                  RESOLVED, that except as expressly amended, the Fourth Article of the Certificate of Incorporation of this corporation shall hereby remain in effect as heretofore set forth and shall be unchanged in any respect by any provision hereof.

         THIRD: That these resolutions have been adopted by written consent of stockholders holding a majority of the outstanding stock entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Bureau of Electronic Publishing, Inc., has caused this certificate to be signed by its Vice President, this ____ day of May, 1997.

                                       Bureau of Electronic Publishing, Inc.

                                       By: __________________________
                                                     , Vice President

                                    EXHIBIT C

                   U.S. Securities and Exchange Commission
                            Washington, D.C. 20549

                              Amendment No. 1 to
                                 Form 10-KSB/A
                   ANNUAL REPORT UNDER SECTION 13 or 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended                      Commission file number  1-13890
December 31, 1996

                    BUREAU OF ELECTRONIC PUBLISHING, INC.
                ----------------------------------------------
                (Name of small business issuer in its charter)

                Delaware                              22-2894444
      (State or other jurisdiction                    (I.R.S. Employer
       of incorporation or organization)              Identification No.)

          745 Alexander Road, Princeton, New Jersey     08540
         ------------------------------------------------------
          (Address of principal executive offices)    (Zip Code)

                               (609) 514-1600
                             ------------------
                         (Issuer's telephone number,
                            including area code)

           619 Alexander Road, Princeton, New Jersey   08540
         ------------------------------------------------------
          (Former Name, Former Address and Former    (Zip Code)
           Fiscal Year, if changed since last report)

Securities registered under Section 12 (b) of the Exchange Act:

Title of each Class                Name of each exchange on which registered
-------------------                -----------------------------------------

Common Stock, par value $.001 per share  NASDAQ SmallCap & Boston Stock Exchange
---------------------------------------  ---------------------------------------

Redeemable Common Stock                  NASDAQ SmallCap & Boston Stock Exchange
Purchase Warrants
---------------------------------------  ---------------------------------------
Securities registered under Section 12 (g) of the Exchange Act:

                   Common Stock, par value $.001 per share
                   ---------------------------------------
                               (Title of Class)

                  Redeemable Common Stock Purchase Warrants
                  -----------------------------------------
                               (Title of Class)

     Check whether issuer (1) filed all reports required to be filed by Section 13 or 15 (d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                 X
                           Yes ______           No _____

     Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this form 10-KSB. [ ]

     The issuer's revenues for the fiscal year ended December 31, 1996 were $553,566.

     The aggregate market value of the voting stock held by non-affiliates computed by reference to the closing price of the stock on April 10, 1997, was $4,211,900.

     The number of shares of the issuer's Common Stock, par value $.001 per share, outstanding as of April 1, 1997 was 4,647,619. The number of the issuer's redeemable Common Stock Purchase Warrants outstanding as of April 1, 1997 was 1,340,476.

     Transitional Small Business Disclosure Format  (check one):

                 Yes _________              No    X
                                               ______

     Documents Incorporated By Reference.  See Index to Exhibits.
     ____________________________________

                                    PART I

Item 1.  Description of Business

General

         The Company was incorporated under the laws of the State of Delaware on May 5, 1988. Until November 1996, the Company's principal business was creating, publishing, and selling interactive multimedia software titles on CD-ROM and for use over the Internet. The Company offered approximately 20 multimedia titles and had additional titles in the development or planning stages. The Company's products were intended for use by adults and children in homes, businesses, schools and libraries. The Company marketed its products through an internal sales staff, mail order catalogs and independent distributors throughout the United States, and through the Internet.

         The Company had revenues of $3,146,876 in 1995. However, in the nine months ended September 30, 1996, the Company had had revenues of only $454,439. In October 1996 the Company's Board of Directors determined that that business had not provided adequate prospects for a reasonable return on the stockholders' investments and therefore began to reduce the Company's workforce and to explore alternate lines of business. On November 7, 1996, the Company entered into a letter of intent to combine with Pacific Chemical Group Limited ("PCG") and on January 23, 1997 the Agreement and Plan of Merger between the Company, the Company's British Virgin Islands ("BVI") subsidiary, PCG, and Jinan Chemical Fibre Corporation ("JCF") (the "Agreement") was simultaneously executed and closed. PCG was a privately-held BVI corporation. JCF is a Peoples Republic of China ("PRC") corporation which operates a chemical fiber production complex in the city of Jinan in northern China. JCF is owned by the local government of Jinan.

Merger with PCG

         Pursuant to the Agreement, at the closing the Company's BVI subsidiary merged into PCG in a merger carried out pursuant to the laws of the BVI (the "Merger"). In connection with the Merger, the stockholders of PCG transferred 100% ownership of PCG to the Company and the stockholders of PCG received an aggregate of 833,671.66 shares of Series A Preferred Stock of the Company. Each share of Series A Preferred Stock is automatically convertible into 100 shares of the Company's Common Stock when the number of authorized shares of the Company's Common Stock is increased to 300,000,000, has 100 votes per share and votes with the Common Stock as one class, and has a preference of $100 per share in the event of liquidation. It is anticipated that holders of a majority of the Company's Common Stock will soon approve the increase in the number of authorized shares of Common Stock by written consent. However, this action will not be effective until 20 days after an Information Statement relating thereto is distributed to all of the Company's stockholders. Prior to this transaction the Company had approximately 4,650,000 shares of Common Stock outstanding. As a result of the Merger, PCG became a wholly-owned subsidiary of the Company and the former stockholders of PCG acquired control of a substantial majority of the voting stock of the Company.


         PCG's only asset is its 51% interest in a joint venture, Jinan Dayang Chemical Fibre Corporation (the "Joint Venture"), which operates JCF's former Plant No. 1 production facility for purified terephthalic acid ("PTA"). JCF owns the other 49% equity interest in the Joint Venture. The No. 1 Plant is principally engaged in the manufacture of PTA for further processing by other production units of JCF into polyester chip, film, staple and filament. A small portion of the PTA is produced for sale to third parties. The Joint Venture was established on February 9, 1996 by PCG and JCF pursuant to a joint venture agreement entered into pursuant to the PRC laws governing Sino-foreign joint ventures (the "Joint Venture Agreement"). Pursuant to the Joint Venture Agreement, the Company is required to pay US$14,995,000 in cash as its capital contribution for 51% of the equity interests in the Joint Venture (the "Purchase Price"). To date, the Company has paid $2,000,000 of the Purchase Price. In the event that the remaining Purchase Price is not paid within three years of the formation of the joint venture, for whatever reason including the lack of ability to finance, the Company may forfeit its claim on its equity interests in the Joint Venture. JCF has contributed part of its production facilities and other assets including certain plant and equipment of the No. 1 Plant to the Joint Venture as its capital investment. In addition, JCF has leased to the Joint Venture certain other production assets of No. 1 Plant.

         Due to the fact that the closing of the Merger did not occur until January 23, 1997, after the end of the Company's 1996 fiscal year, this report does not include financial information relating to the business of PCG or JCF. For information relating to the Company's new business see the Company's current report on Form 8-K as filed February 7, 1997 and as amended April 8, 1997.

Personnel

         As of December 31, 1996, the Company had four full time employees engaged in supporting the multimedia software business remaining at that time.

Item 2.  Description of Property

         The Company currently leases a 5,000 square foot facility in Princeton, New Jersey. The Company has a lease for the facility that requires the Company to pay monthly rent of $3,125. The lease expires on March 31, 2001.

Item 3.  Legal Proceedings.

                               NONE.

Item 4.  Submission of Matters to a Vote of Security Holders.

         None during the fourth quarter of the year ended December 31, 1996.



                                   PART II

Item 5.  Market For Common Equity and Related Stockholder Matters.

         (a) Market Information. Since the consummation of the Company's initial public offering on August 16,1995, the Company's Common Stock and Redeemable Common Stock Purchase Warrants have been traded on the National Association of Securities Dealers Automated Quotation System (NASDAQ) SmallCap Market under the symbols "BEPI" and "BEPIW" respectively, and on the Boston Stock Exchange under the symbols "BUP" and "BUPW", respectively. Set forth below are the range of reported high and low bid quotations for the Company's Common Stock and Redeemable Common Stock Purchase Warrants for 1996 and the third and fourth quarters of 1995 as reported by NASDAQ. All over-the counter market price quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

                                                          Price Per
                                      Price Per Share     Redeemable
                                      of Common           Common Stock
                                      Stock               Purchase Warrant
                                      ----------------    ----------------
                                      High        Low       High      Low
                                      ----        ---       ----      ---
Year ended December 31, 1996
----------------------------

Fourth Quarter                        2-1/8      13/32      3/8      3/32

Third Quarter                         3-5/8      1-1/4      3/4      1/4

Second Quarter                        7          1-5/8      2-1/8    1/2

First Quarter                         7-1/2      6-3/8      2-1/8    1-5/8

Year ended December 31, 1995
----------------------------

Third Quarter                         6-3/4      6-3/4      1-3/4    1-3/4

Fourth Quarter                        7-3/8      6-3/4      1-7/8    1-3/4

         (b) Holders. As of April 10, 1997, the Company had approximately 90 registered holders of its Common Stock and approximately 15 registered holders of its Redeemable Common Stock Purchase Warrants. Based on information received from the Company's transfer agent and institutions holding the Company's securities in customer accounts, the Company believes that there are approximately 1,400 beneficial owners of its Common Stock.

         (c) Dividends. The Company has not paid any dividends on its Common Stock since its inception and has no intention to pay any dividends to its shareholders in the foreseeable future. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business. The declaration and payment of dividends in the future will be at the election of the Board of Directors and will depend upon the Company's earnings, current and anticipated capital requirements, results of operations, financial position of the Company, plans for expansion, future prospects, general economic conditions, and restrictions under then existing credit and other debt instruments and arrangements, and other factors deemed pertinent by the Board.

Item 6. Management's Discussion and Analysis of Financial Condition and Results of Operations.

         The following discussion and analysis should be read in conjunction with the Company's Financial Statements and Notes thereto included elsewhere in the Form 10-KSB. The Financial Statements and Notes and discussion below relate to the Company's business prior to the Merger. That business has been substantially discontinued.

General

         The Company was incorporated in May 1988 as a distributor of titles, drives and accessories for the CD-ROM (Compact Disc-Read Only Memory) industry. The Company's products were intended for use by adults and students in homes, businesses, schools and libraries. The Company developed and published its software on CD-ROMs for use on personal computers using Windows(TM), Macintosh and MS-DOS based CD-ROM playback systems.

         In August 1995, the Company completed an initial public offering of 1,000,000 shares of its Common Stock and 1,000,000 Redeemable Common Stock Purchase Warrants at a price of $5.00 per share and $0.25 per warrant. In October 1995, the underwriter exercised its over allotment option for an additional 150,000 shares of the Company's Common Stock and 150,000 Redeemable Common Stock Purchase Warrants (the "IPO"). Net proceeds to the Company after underwriting commissions, related underwriting expenses, and additional expenses incurred in connection with the offering were approximately $4,400,000.

         Subsequent to December 31, 1996 the Company completed the Merger. For accounting purposes, JCF and PCG are deemed to be the acquirers of the Company. As a result of this transaction, control of the Company effectively passed to the stockholders of PCG and the Company thereafter discontinued its operations in the multimedia business.

Results of Operations.

         Fiscal 1996 Compared with Fiscal 1995.

         Net Sales. Net sales for the fiscal year ended December 31, 1996 were $553,566 as compared to $3,146,876 for the fiscal year ended December 31, 1995 or a decrease of $2,593,310 or 82.4%. This decrease is primarily the result of lower sales attributable to lack of new title releases, sluggishness in the retail channel and the Company shutting down its operations in the multimedia business.

         Cost of Sales.   Cost of sales for the fiscal year ended December 31,
1996 were $2,340,575 or 422.8% of
net sales as compared to $1,329,676 or 42.3% of net sales during the same period in 1995. The increase as a percentage of net sales is primarily due to higher software amortization expenses related to the accelerated amortization of the remaining unamortized balances of prepublication costs and higher inventory reserves. As a result primarily of the increase in the amortization of prepublication costs and higher inventory reserves, the Company's gross profits as a percentage of net sales were lower in 1996 as compared to 1995. Gross (losses) profits were (322.80%) of net sales, or ($1,787,009) for the fiscal year ended December 31, 1996 as compared to gross profits of 57.7% of net sales or $1,817,200 for the fiscal year ended December 31, 1995.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses, which include the loss on the disposition of property and equipment of approximately $377,000, totaled $3,581,962 during the fiscal year ended December 31, 1996 as compared to $2,782,801 in fiscal year 1995, or an increase of $799,161 or 28.7%. As a percentage of sales, selling, general and administrative expenses increased to 647.1% in the 1996 fiscal year, from 88.4% in the previous year. This increase is due to several factors including, primarily, loss on disposition of property and equipment, higher reserves for doubtful accounts, costs associated with being a public company (e.g. legal fees, insurance) and rent expense. Also, higher personnel costs due to staffing increases and higher average salaries combined with severance costs due to discontinuing operations in the multimedia business contributed to the increase in selling, general and administrative expenses.

         Operating loss. Operating loss for the fiscal year ended December 31, 1996 was $5,368,971 or 969.9% of net sales, as compared to $965,601 or 30.7% of net sales during the fiscal year ended December 31, 1995.

         Interest Income (Expense), net. Interest income (expense) for the fiscal year ended December 31, 1996 was $52,218 or 9.4% of net sales. Interest income was approximately $57,000 consisting primarily of interest earned on temporary investments in U.S. treasury bills. Interest expense was approximately $4,600 resulting primarily from interest charges on a debt obligation which was fully repaid in 1996. Interest income (expense) for the same period in 1995 was $1,127,382 or 35.8% of net sales. Interest income was approximately $45,000 consisting primarily of interest earned on temporary investments in U.S. treasury bills. Interest expense was approximately $1,172,000 and due primarily to the costs of the Company's $1,000,000 Senior Secured Promissory Notes which were issued in November 1994 and April 1995 to four of the Company's stockholders in connection with the Company's bridge financing ("Bridge

Financing"). In addition, the Company incurred costs associated with the amortization of $937,500 of the value of 190,476 shares of common stock and warrants to purchase 190,476 shares of common stock that were issued to the investors in the Bridge Financing upon the consummation of the Company's IPO in August 1995.

         Other Income. Other income for the fiscal year ended December 31, 1996 was $13,879 or 2.5% of net sales consisting primarily of gains on sales of investments in U.S. treasury bills prior to their maturity date. Other income for the fiscal year ended December 31, 1995 was $0.

         Loss before income taxes. The preceding factors combined to show an increase in pre-tax loss of $3,233,891 for the fiscal year ended December 31, 1996 as compared to the fiscal year ended December 31, 1995. There was a pre-tax loss of $5,326,874 or 962.3% of net sales in 1996 as compared to a pre-tax loss of $2,092,983 or 66.5% of net sales in 1995.

         Income Tax Benefit. Income tax (benefit) provision for the fiscal year ended December 31, 1996 was $0. The Company's income tax benefit of $25,000 in fiscal year ended December 31, 1995 is attributable to the fiscal 1995 net operating loss carried back to fiscal year ended December 31, 1994.

Liquidity and Capital Resources.

         The Company had a working capital surplus of $495,435 at December 31, 1996 which represented a decrease of $2,180,749 from the working capital surplus of $2,676,184 at December 31, 1995. The reduction in the working capital surplus resulted primarily from the use of cash obtained from the Company's IPO consummated in August 1995. The Company's cash position decreased to $727,931 at December 31, 1996 from $2,252,590 at December 31, 1995.

         The Company's operating activities used cash of $2,341,123 and $936,865 for the fiscal years ended December 31, 1996 and 1995, respectively. In fiscal year 1996 the net loss of $5,326,874 was partially offset by the amortization of prepublication costs, the loss on disposition of property and equipment and the decrease in accounts receivable and inventories. In addition, cash was used to finance a decrease in accounts payable and accrued expenses. In fiscal year 1995 the net loss of $2,067,983 was partly offset, primarily by the amortization of costs associated with the Bridge Financing and the amortization of pre-publication costs. In addition, cash was used to finance an increase in inventories reflecting management's intention to avoid inventory stock-out costs. Moreover, cash was used to finance a decrease in accounts payable and accrued expenses.

         The Company's investing activities used cash of $1,157,370 and $1,126,446 for the fiscal years ended December 31, 1996 and 1995, respectively. The principal use of this cash was the capitalization of the prepublication costs involved in the development of new titles and the purchase of property and equipment in connection with the Company's relocation to Princeton, New Jersey. Also during 1995 the Company contributed $250,000 for the initial funding requirements for its joint venture with the American Management Association.

         The Company's financing activities provided cash of $1,973,834 and $4,263,677 for the fiscal years ended December 31, 1996 and 1995, respectively. For the fiscal year ended December 31, 1996 cash was provided primarily by the issuance of common stock in connection with the financing with an investor group. For the fiscal year 1995 cash was primarily provided by proceeds received from the IPO.

         The Company's operations are now based on the Joint Venture's Plant No. 1 in Jinan, People's Republic of China. The Company expects that anticipated cash flow from operations, together with net proceeds remaining from the IPO, will fund its cash requirements for at least the next twelve months. However, there can be no assurance that a sufficient level of sales will be attained to fund such operations, to provide for continuing working capital, or to pay for any unanticipated costs that may be incurred by the Company in pursuing its objectives. In addition, the Company will need to fund the remaining Purchase Price by 1999. In the event that the net proceeds from the IPO, together with cash flow from operations will not be sufficient to fund the Company's anticipated cash requirements, the Company may seek to raise funds through bank borrowings, issuance of debentures and public or private placements of its securities. There can be no assurance that such borrowings or placements can be completed on terms acceptable to the Company.

Item 7.  Financial Statements.

         The Company's Financial Statements commence at page F-1.

Item 8. Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.

         NONE.

                                   PART III

Item 9. Directors, Executive Officers, Promoters and Control Persons; Compliance with Section 16 (a) of the Exchange Act.

         The executive officers and directors of the Company are as follows:

Name                       Age              Title
----                       ---              -----

Jin, Shan                  59               President


Wang, Yue De               59               Vice President

Li, De Yuan                57               Secretary

Fan, Jia Lin               54               Vice President

Jao Shun Pan               50               Chief Financial Officer and Director

Bryan Finkel               34               Director

         Mr. Jin, Shan graduated from Beijing Petroleum College in 1962. He has been a technician and instructor at Daquing Oil Company in China and was an engineer and deputy chief of the Petrochemical Bureau of the City of Jinan, Shangdong Province. He is currently president of Jinan Chemical Fibre Corporation and chairman of the board and president of Qilu Chemical Fibre Group Corporation.

         Mr. Wang, Yue De graduated from Shangdong Chemical Engineering College in 1962. He has been a technician, engineer, and deputy plant manager of Jinan Chemical Fibre Factory. He is currently vice president of Jinan Chemical Fibre Corporation and vice chairman and vice president of Qilu Chemical Fibre Group Corporation.

         Mr. Li, De Yuan graduated from Hefei Institute of Technology. He has been a technician, engineer, and deputy plant manager with, and is currently vice president of, Jinan Chemical Fibre Corporation. He is also vice chairman of Qilu Chemical Fibre Group Corporation.

         Ms. Fan, Jia Lin graduated from Shangdong Chemical Engineering College in 1965. She has been a teacher at Shangdong Jinan Engineering School and a technician, engineer, and deputy plant manager of Jinan Chemical Fibre Factory. She is currently vice president of Jinan Chemical Fibre Corporation and vice president of Qilu Chemical Fibre Group Corporation.

         Mr. Jao Shun Pan graduated from Taipei Technical College in Taiwan and is a Canadian citizen. He was formerly president of Mitchell International, Hwa Li Real Estate Corporation, and Dongfang Real Estate Company. He is currently President of Pacific Diversified Holdings Limited and is a consultant to Chinese companies. He serves and has served in a number of executive- and director-level capacities at other China-related companies.

         Mr. Bryan Finkel holds a B.S. and M.S. in electrical engineering from the Massachusetts Institute of Technology and an M.B.A. from Stanford. He is President of Eastside Technology Management, which provides operational and financial advisory services to information technology companies. From 1992 to 1995 he was with Broadview Associates, which provides consulting services relating to mergers and acquisitions of technology companies.

Item 10. Executive Compensation.

         The following table sets forth the compensation paid by the Company to the President and Chief Executive Officer of the Company during the last three fiscal years. The President was the only officer who received in excess of $100,000 in compensation in 1996.

                          SUMMARY COMPENSATION TABLE

                                                                   Long Term
                                                                   Compensation
                                                                   ------------
                                                         Awards      Payouts
                                                        ---------    -------
                                                        Securities
                               Annual Compensation      Underlying
                             -----------------------    Options/    All Other
Name & Principal Position    Year     Salary    Bonus   SAR's (#)   Compensation
-------------------------    ----     ------    -----   ----------- ------------

Larry Shiller, President &   1996    $175,000        0        0      $21,544(2)
 Chief Executive Officer
                             1995    $175,000  $ 2,500  270,000(1)   $21,544(2)

                             1994    $139,774  $ 2,500      ___          ___

         (1) Consisted of options to purchase up to 270,000 shares of Common Stock exercisable at a weighted average exercise price of $8.00 per share with vesting based upon the Company's earnings per share. These options were cancelled in January 1997 in connection with the termination of Mr. Shiller's employment agreement.

         (2) Reflects the premiums and related income taxes thereon paid by the Company for Universal Life Insurance.

         The following table sets forth certain information with respect to the aggregated number and value of options exercisable and unexercisable by the President and Chief Executive Officer as of December 31, 1996. There were no additional options granted to the President and Chief Executive Officer during 1996.

              AGGREGATED OPTION/SAR EXERCISE IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUE

                                                                Value of
                                              Number of       Unexercised In-
                                              Unexercised       the-Money
                                              Options/SAR's    Options/SAR's
                  Shares                       12/31/96         12/31/96
                 Acquired         Value       Exercisable/     Exercisable/
                 On Exercise     Realized     Unexercisable    Unexercisable
Name                (#)            ($)            (#)              ($)
----             ------------    ---------    --------------   ---------------


Larry Shiller        0              0           270,000(1)           0

         (1) Consisted of options to purchase up to 270,000 shares of Common Stock exercisable at a weighted average exercise price of $8.00 per share with vesting based upon the Company's earnings per share. These options were cancelled in January 1997 in connection with the termination of Mr. Shiller's employment agreement.

                            EMPLOYMENT AGREEMENTS

         The Company entered into a three-year employment agreement effective May 31, 1995 with Larry Shiller. This employment agreement was terminated in January 1997.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         The Securities Exchange Act of 1934 requires that the Company's executive officers and Directors, any persons owning more than 10% of a class of the Company's stock to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Copies of these reports must also be furnished to the Company.

         Based solely on a review of copies of reports filed with the SEC and representations of certain officers, Directors and shareholders owning more than 10% of the Company's Common Stock, the Company believes that during the fiscal year ended December 31, 1996, Marcelle M. Soviero, a former officer of the Company, filed one late Form 3 and one late Form 4 with regard to stock options, and Elliot Eisenberg and Brent Subkowsky, both former officers of the Company, and Richard Raysman, a former director of the Company, each filed one late Form 4 with regard to stock options.

Item 11.  Security Ownership of Certain Beneficial Owners and Management.

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock by each person or group that is known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, each Director of the Company and each person named in the Summary Compensation Table, and all directors and executive officers of the

Company as a group as of April 10, 1997. Unless otherwise indicated, the Company believes that the persons named in the table below, based on information furnished by such owners, have sole voting and investment power with respect to the Common Stock beneficially owned by them, subject to community property laws, where applicable.


                               Number of Shares of                                          Number of Shares of
Name and Address of            Common Stock                  Percent Ownership of           Series A Preferred Stock
Beneficial Owner               Beneficially Owned            Common Stock Outstanding       Beneficially Owned (1)
----------------               ------------------            ------------------------       -------------------------
Jao Shun Pan (1)                          0                                0                       18,937.34
805 Third Avenue
New York, NY

Bryan Finkel (2)                    400,000                              7.9%                              0
152 West 57th Street
New York, NY

Jin, Shan (1)                             0                                0                      624,932.00
2 Jinan Hua Xian Road
Jinan, People's Republic
of China

Larry Shiller (3)                   537,434                             11.6%                              0
15 Normandy Court
Skillman, NJ

All executive officers              400,000                              7.9%                     643,869.34
and directors as a group
(1)(2)



(1) Each share of Series A Preferred Stock is convertible into 100 shares of Common Stock if and when the Company's Certificate of Incorporation is amended to increase the authorized number of shares of Common
         Stock to 300,000,000. See "Item 1 -- Business -- Merger with PCG."

(2)      Issuable upon exercise of warrants.

(3) Mr. Shiller resigned as a director and officer of the Company in January 1997.

Item 12. Certain Relationships and Related Transactions.

         NONE

Item 13. Exhibits and Reports on Form 8-K.

(a)  EXHIBIT INDEX

EXHIBIT NUMBER
--------------
3.1    Certificate of Incorporation of the Company, as amended (1)(4)
3.2    By-laws of the Company (1)
4.1 Form of Representative's Warrant Agreement between the Company and Meyers Pollock Robbins, Inc., with form of warrant attached (1)
4.2 Form of Warrant Agreement between the Company and Continental Stock Transfer & Trust Company with form of warrant attached (1)
4.3 Warrants issued by the Company to Richard M.H. Thompson & Associates, Inc. expiring November 23, 1999 and April 21, 2000 (1)
10.1 Distribution Agreement dated February 10, 1993 between the Company and Softkat, a division of Baker & Taylor, Inc. (1)
10.2 Distribution Agreement dated January 15, 1992, as amended on February 10, 1993, between the Company and Merisel, Inc. (1)
10.3 CD-ROM Development Agreement dated June 21, 1994 between the Company and Simon & Schuster, Inc. (1)
10.4 License Agreement dated September 21, 1992 between Bureau Development, Inc. and Viking Penguin (1)
10.5 Software Development Agreement dated December 7, 1992 between Bureau Development, Inc. and Prentice Hall General Reference, a Division of Simon & Schuster, Inc. (1)
10.6 Amended and Restated Bureau of Electronic Publishing, Inc. 1994 Stock Option Plan (1)
10.7 Assignment and Assumption Agreement dated September 30, 1994 between the Company and Bureau Development, Inc. (1)
10.8 Agreement dated August 10, 1995 by and between Chelsea House Publishers and the Company (2)
10.9 Agreement dated August 2, 1995 by and between American Management Association and the Company (3)
10.10 Lease dated January 25, 1996 between the Company and Lester M. Entin Associates (3)
10.11 Agreement and Plan of Merger dated January 23, 1997, by and among the Company, BEPI Acquisition Corporation, Pacific Chemical Group Limited ("PCG"), and Jinan Chemical Fibre Corporation ("JCF") (4)
10.12 Joint Venture Agreement, dated as of February 9, 1996, by and among PCG and JCF (4)
11     Calculation of Net Loss per Common Share
21     Subsidiaries of the Company

-------------------------------------------
(1) Incorporated by reference to the Company's registration statement on Form SB-2 (File #33-93474) filed on June 15, 1995.

(2) Incorporated by reference to the Company's Form 10-QSB for the period ended June 30, 1995.


(3) Incorporated by reference to the Company's Form 10-KSB for the year ended December 31, 1995.

(4)    Incorporated by reference to the Company's Form 8-K filed February 7,
       1997.

REPORTS ON FORM 8-K

         A report on Form 8-K reporting the closing of the Merger was filed on February 7, 1997. It contained Item 1 - Changes in Control of Registrant, Item 2
- Acquisition or Disposition of Assets, Item 5 - Other Events (relating to the issuance of Preferred Stock in a private placement), and Item 7(c) - Exhibits. An amended report on Form 8-K/A was filed on April 8, 1997 containing Item 7(a) and (b) - Financial Statements relating to the Merger.

                                  SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  BUREAU OF ELECTRONIC PUBLISHING, INC.


Date:  April 18, 1997             By:         /s/ J. S. Pan
                                         -------------------------
                                         J. S. Pan, Vice President


In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

      Signature and Title                                        Date
      -------------------                                        ----

By:    /s/ J. S. Pan                                         April 18, 1997
      ----------------
      Name:  J. S. Pan
      Title: Vice President and Chief Financial Officer
             and a Director


By:   /s/ Jin Shan                                           April 18, 1997
     ------------------
     Name:  Jin Shan
            Chief Executive Officer


By:   /s/ Bryan Finkel                                       April 18, 1997
     -------------------
     Name:  Bryan Finkel
            Director

Index to Financial Statements                                  Page #
-----------------------------                                  ------

  Report of Independent Public Accountants                      F-2

  Balance Sheets as of December 31, 1996 and 1995               F-3

  Statements of Operations for the Years Ended

  December 31, 1996 and 1995                                    F-4

  Statements of Changes in Shareholders' Equity for the
   Years ended December 31, 1996 and 1995                       F-5

  Statements of Cash Flows for the Years ended
   December 31, 1996 and 1995                                   F-6

  Notes to Financial Statements                                 F-7

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   ----------------------------------------


To the Shareholders of

   Bureau of Electronic Publishing, Inc.:

We have audited the accompanying balance sheets of the Bureau of Electronic Publishing, Inc. (a Delaware corporation) as of December 31, 1996 and 1995, and the related statements of operations, changes in shareholders' equity and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Bureau of Electronic Publishing, Inc. as of December 31, 1996 and 1995, and the results of its operations, and its cash flows for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.



                                             ARTHUR ANDERSEN LLP


Roseland, New Jersey
March 27, 1997, except for Note (9)
as to which date is April 17, 1997

                    BUREAU OF ELECTRONIC PUBLISHING, INC.

                                BALANCE SHEETS

                       AS OF DECEMBER 31, 1996 AND 1995


                                                    1996         1995
                                                    ----         ----
                   ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                     $   727,931   $2,252,590
   Accounts receivable, net of allowance for
    doubtful accounts of $0 and $480,000 in
    1996 and 1995 (Note 2)                            69,302      558,331
   Inventories (Note 2)                               34,051      367,194
   Prepaid expenses and other current assets           2,169      105,207
                                                  ----------   ----------
      Total current assets                           853,453    3,283,322

PROPERTY AND EQUIPMENT, net of accumulated
 depreciation of $4,304 and $191,667 in 1996
 and 1995 (Notes 2 and 3)                             20,922      200,352
PREPUBLICATION COSTS, net of accumulated
 amortization of $0 and $895,113 in 1996
 and 1995 (Note 2)                                         0      917,111
INVESTMENT IN JOINT VENTURE (Note 2)                 226,000      250,000
OTHER ASSETS                                           6,250       58,000
                                                  ----------   ----------
      Total assets                                $1,106,625   $4,708,785
                                                  ==========   ==========


   LIABILITIES AND SHAREHOLDERS' EQUITY

CURRRENT LIABILITIES:
 Accounts payable                                $   117,380   $  469,640
 Accrued expenses and other current
  liabilities                                        240,638      137,498
                                                  ----------   ----------
      Total current liabilities                      358,018      607,138

COMMITMENTS AND CONTINGENCIES (Note 5

SHAREHOLDERS' EQUITY (Notes 4, 5, 7, 8 and 9)
 Preferred stock, par value $.001 per share -
  2,000,000 shares authorized, no shares
  outstanding                                              0            0
 Common stock, par value $.001 per share -
  12,000,000 shares authorized, 4,519,869

  and 2,927,298 shares issued and outstanding
   in 1996 and 1995                                    4,520        2,927
 Common stock purchase warrants, 1,340,476
  warrants issued and outstanding                    335,119      335,119
 Additional paid-in capital                        8,102,809    6,130,568
 Accumulated deficit                              (7,693,841)  (2,366,967)
                                                  ----------   ----------
      Total shareholders' equity                     748,607    4,101,647
                                                  ----------   ----------

      Total liabilities and shareholders'
       equity                                     $1,106,625   $4,708,785
                                                  ==========   ==========

            The accompanying notes to financial statements are an
                    integral part of these balance sheets

                    BUREAU OF ELECTRONIC PUBLISHING, INC.

                           STATEMENTS OF OPERATIONS

                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                    1996         1995
                                                    ----         ----

NET SALES (Notes 2 and 5)                      $   553,566    $ 3,146,876

COST OF SALES (Note 2)                           2,340,575      1,329,676
                                               -----------    -----------

        Gross (loss) profit                     (1,787,009)     1,817,200

SELLING, GENERAL and
  ADMINISTRATIVE EXPENSES
  (Note 5)                                       3,581,962      2,782,801
                                               -----------    -----------

        Loss from operations                    (5,368,971)      (965,601)

EQUITY in LOSS of INVESTMENT in
  in JOINT VENTURE (Note 2)                        (24,000)             0

INTEREST INCOME (EXPENSE), net (Note 4)             52,218     (1,127,382)

OTHER INCOME                                        13,879              0
                                               -----------    -----------

        Loss before income taxes                (5,326,874)    (2,092,983)

 BENEFIT FOR INCOME
        TAXES (Note 6)                                   0         25,000
                                               -----------    -----------

        Net Loss                               ($5,326,874)   ($2,067,983)
                                               ===========    ===========

NET LOSS PER COMMON
  SHARE OUTSTANDING (Note 2)                        ($1.41)        ($1.12)
                                                    ======         ======

COMMON SHARES OUTSTANDING
  (Note 2)                                       3,774,305      1,849,075
                                                 =========      =========

            The accompanying notes to financial statements are an
                      integral part of these statements.

                    BUREAU OF ELECTRONIC PUBLISHING, INC.

                STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                               Issued and                  Issued and
                              Outstanding                  Outstanding                  Additional
                                Common                       Common                      Paid-in       Accumulated
                                Shares         Amount       Warrants        Amount       Capital        (Deficit)        Total
                              -----------      ------      -----------      ------      ----------     -----------       -----
BALANCE - December 31, 1994    1,581,756       $1,582              0       $      0     $  733,118      ($266,247)     $  468,453

  Amortization of financing
   costs (Note 4)                      0            0              0              0        937,500              0         937,500

  Issuance of common stock         5,066            5              0              0         28,215              0          28,220

  Initial public offering
    (Note 1)                   1,150,000        1,150      1,150,000        287,500      4,398,998              0       4,687,648

  Issuance of common stock
    to bridge noteholders
    (Note 4)                     190,476          190              0              0              0              0             190

  Issuance of common stock
    purchase warrants to
    bridge noteholders (Note 4)        0            0        190,476         47,619              0              0          47,619

  Reclassification of
    accumulated earnings               0            0              0              0         32,737        (32,737)              0

  Net loss for the year ended
    December 31, 1995                  0            0              0              0              0     (2,067,983)     (2,067,983)
                               ---------       ------      ---------       --------     ----------     ----------       ---------

BALANCE - December 31, 1995    2,927,298        2,927      1,340,476        335,119      6,130,568     (2,366,967)      4,101,647

  Issuance of common stock        42,850           43              0              0        138,791              0        138,834

   5% stock dividend              81,721           82              0              0            (82)             0              0

  Issuance of common stock     1,468,000        1,468              0              0      1,833,532              0      1,835,000

Net loss for the year ended
  December 31, 1996                    0            0              0              0              0     (5,326,874)    (5,326,874)
                                       -            -              -              -              -    -----------     ----------

Balance - December 31, 1996    4,519,869    $   4,520      1,340,476     $  335,119    $ 8,102,809    ($7,693,841)     $ 748,607
                               =========    =========      =========     ==========    ===========    ===========     ==========

            The accompanying notes to financial statements are an
                      integral part of these statements.

                    BUREAU OF ELECTRONIC PUBLISHING, INC.

                           STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                          1996         1995
                                                          ----         ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                           ($5,326,874) ($2,067,983)
                                                      -----------  -----------

Adjustments to reconcile net loss to net
   cash used in operating activities
        Depreciation of property and equipment            127,164       57,866
        Loss on disposition of property and equipment     377,448            0
        Amortization of prepublication costs            1,749,299      540,820
        Amortization of financing costs                         0      937,500
        Provision for doubtful accounts                    91,580      105,000
        Equity in loss of investment in joint venture      24,000            0
        Changes in operating assets and liabilities-
            Decrease in accounts receivable               397,449       32,653
            Decrease (increase) in inventories            333,143     (247,064)
            Decrease (increase) in prepaid expenses and
                other current assets                       83,038      (66,566)
            Decrease in other assets                       51,750       66,462
            Decrease in accounts payable,
                accrued expenses, and other current
                liabilities                              (249,120)    (295,553)
                                                        ---------    ---------

                Total adjustments                       2,985,751    1,131,118
                                                        ---------    ---------
                Net cash used in operating activities  (2,341,123)    (936,865)
                                                       ----------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:

        Proceeds from sale of property and equipment       37,524            0
        Purchase of property and equipment               (362,706)    (141,469)
        Increase in prepublication costs                 (832,188)    (734,977)
        Investment in joint venture                             0     (250,000)
                                                                -    ---------
             Net cash used in investing activities     (1,157,370)  (1,126,446)
                                                      -----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES:

        Proceeds from bridge loan                               0      500,000
        Repayment of  bridge loan                               0   (1,000,000)
        Proceeds from issuance of common stock, net     1,973,834    4,428,558
        Proceeds from issuance of common stock

                  purchase warrants, net                        0      335,119
                                                      -----------   ----------
             Net cash provided by financing
              activities                                1,973,834    4,263,677
                                                      -----------   ----------

             Net (decrease) increase in cash and
              cash equivalents                         (1,524,659)   2,200,366

CASH and CASH EQUIVALENTS,
             beginning of year                          2,252,590       52,224
                                                       ----------   ----------

CASH and CASH EQUIVALENTS, end of year                  $ 727,931   $2,252,590
                                                       ==========   ==========

SUPPLEMENTAL CASH FLOW DISCLOSURES:

      Cash paid during the year for interest               $4,510      $57,980
      Cash paid during the year for taxes                       0            0
                                                                =            =


                The accompanying notes to financial statements
                  are an integral part of these statements.

                      BUREAU OF ELECTRONIC PUBLISHING, INC.

                          NOTES TO FINANCIAL STATEMENTS

(1)   NATURE OF OPERATIONS:

      Bureau of Electronic Publishing, Inc. (the "Company") was incorporated on May 5, 1988 to engage in the business of creating, publishing and selling interactive multimedia software titles on CD-ROM. Since the Company's inception and through the date of the merger described below, it had devoted substantial efforts to developing markets and distribution channels for these products. The Company's strategy was to internally develop high quality informational and educational interactive multimedia software based on licenses of existing print and other media properties primarily in fields that will achieve sustained consumer appeal and brand name recognition. The Company's products were intended for use by adults and students in homes, businesses, school and libraries. The Company developed and published its software on CD-ROMs for use on personal computers using Windows(TM), Macintosh and MS-DOS based CD-ROM playback systems.

      On August 11, 1995, the Company completed an initial public offering (the "IPO") of 1,000,000 shares of its common stock and 1,000,000 redeemable common stock purchase warrants, at a price of $5.00 per share and $0.25 per warrant. On October 2, 1995, the underwriter exercised its over allotment option for an additional 150,000 shares of the Company's common stock and 150,000 redeemable common stock purchase warrants. Net proceeds after underwriting commissions, related underwriting expenses, and additional expenses incurred in connection with the IPO amounted to approximately $4,400,000.

      Subsequent to December 31, 1996 the Company completed a reverse acquisition with Jinan Chemical Fibre Organization ("JFO") and Pacific Chemical Group Limited ("PCG"), (see Note 9). For accounting purposes, JFO and PCG are deemed to be the acquirers of the Company. As a result of this transaction, control of the Company effectively passed to the stockholders of PCG and the Company thereafter discontinued its operations in the multimedia business.

(2)   SIGNIFICANT ACCOUNTING POLICIES:

     Accounting Estimates-

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


      The Company provides an allowance for doubtful accounts, which is based upon a specific review of certain outstanding receivables as well as historical collection information. In determining the amount of the allowance, management is required to make certain assumptions regarding the timing and amount of collection. Actual results could differ from those estimates and assumptions.

   Cash And Cash Equivalents-

      The Company considers cash on hand, cash on deposit with banks and temporary investments having a maturity of three months or less to be cash equivalents.

   Inventories-

      Inventories, principally finished goods available for distribution, are stated at the lower of cost or market. Cost is determined on the first-in, first-out method. It is the Company's policy to review the composition of its inventory on an ongoing basis and reserve or dispose of obsolete, slow-moving or nonsaleable inventory.

  Property And Equipment-

      Property and equipment is stated at cost, less accumulated depreciation. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets, which ranges from four to seven years.

   Prepublication Costs-

      Prepublication costs, including editing and design of new CD-ROM titles, had been capitalized and amortized as a component of cost of sales. Amortization expense is computed on a product-by-product basis using the greater of (a) the ratio that current period gross revenue bears to the total of current and anticipated future gross revenues or (b) straight-line over the estimated economic life of the product (not exceeding three years). Amortization commenced in the period in which the products became available for general release. Prepublication costs include salaries and other direct production costs incurred once technological feasibility is established and licensing rights, if any, are obtained for the titles. Research and development costs incurred prior to this point are expensed as incurred. Such costs were not significant for the periods presented.

      The Company evaluates the carrying value of prepublication costs for each title on an ongoing basis in relation to anticipated future sales and, where appropriate, provides additional write downs of unamortized balances or accelerates the amortization rate so that the individual unamortized title costs do not exceed their net realizable value. During 1995, accelerated amortization of prepublication costs were approximately $121,000. As a result of the reverse merger described in Note 9, during

      1996, the Company wrote off the remaining balance of its prepublication costs. This resulted in amortization of approximately $1,749,000 for the year ended December 31, 1996.

  Investment in Joint Venture-

      During August 1995, the Company and the American Management Association ("AMA") formed a joint venture to develop and publish AMA materials on CD-ROM and the Internet. The new company, Amacom New Media, Inc., combines resources of these two publishers and is 50% owned by each party. During December 1995, the Company contributed $250,000 to the joint venture to provide initial funding requirements.

      The Company accounts for its investment in the joint venture under the equity method of accounting. Accordingly, the Company reports its share in earnings and losses of Amacom New Media, Inc. under the equity method of accounting. The Company's share of the loss of the joint venture for the year ended December 31, 1996 amounted to approximately $24,000. For the year ended December 31, 1995, the Company's share of the loss of the joint venture was $0 since the joint venture had not commenced operations or expended funds.

  Revenue Recognition-

      Sales revenue has been recognized when products are shipped to customers, since there are no remaining significant service or support obligations or warranties associated with the product sale and collectibility of the sale is probable. Technical support provided to consumers who purchase the Company's products generally occurs at or shortly after the time of sale. Such costs are not significant in relation to the product sale and are expensed as incurred. The effect of this treatment for technical support costs is not material to the results of operations for all periods presented. The Company provides a reserve for possible returns from customers, vendor price protection and discount allowances based upon historical experience as well as current and anticipated trends. These reserves are included in the allowance for doubtful accounts.

  Guaranty and Warranty Policies-

      The Company maintains a 30-day money back guaranty and a one-year defective product warranty for products that are sold by the Company to ultimate retail consumers. Product guaranty and warranty expense is not significant in relation to the product sale and is expensed when incurred. The effect of this accounting treatment is not material to the results of operations for any period presented.

  Advertising and Catalog Costs-

      Advertising and catalog costs associated with distribution of the Company's products are expensed as incurred.


Income Taxes-

      Through September 13, 1994, the Company elected to be taxed as an S Corporation under the applicable sections of the Internal Revenue Code of 1986 (the "Code"). Under these sections of the Code, the net income (loss) of the Company was taxed (passed through) to the shareholders for Federal income tax purposes. Effective September 13, 1994 the Company's S Corporation election was voluntarily revoked, subjecting the Company to corporate income taxes subsequent to that date.

      The Company uses the liability method of computing deferred income taxes. Deferred taxes are recognized for tax consequences of "temporary differences" by applying enacted statutory tax rates, applicable to future years, to differences between the financial reporting and the tax basis of existing assets and liabilities.

   Net Loss Per Common Share-

      Net loss per common share has been computed by dividing net loss by the weighted number of common shares outstanding after giving retroactive effect to the 5% stock dividend declared in April 1996. As required by the Securities and Exchange Commission rules, all warrants, options and shares issued within one year of the public offering at less than the public offering price are assumed to be outstanding for each year presented for purposes of the per share calculation. All other warrants and options have not been considered in the computation of net loss per common share as they would be anti-dilutive.

      In March 1997, the Financial Accounting Standards Board issued FASB Statement No. 128, "Earnings Per Share." The new standard, which is effective in 1997, prescribes new methods for reporting earnings per share. If the Company had applied the new standard in 1996, reported results would not have been affected.

Reclassifications-

      Certain reclassifications have been made to prior years financial statements for them to conform to the current year presentation.

(3)   PROPERTY AND EQUIPMENT:

      Property and equipment consists of the following as of December 31, 1996 and 1995:

                                                         1996          1995
                                                        -------      --------

        Computer equipment and software                 $16,646      $309,632
        Office equipment and furniture                    8,580        72,401
        Leasehold improvements                                0        10,346
                                                        -------      --------
                                                         25,226       392,019
         Less-Accumulated depreciation and amortization  (4,304)     (191,667)

                                                        -------      --------
                                                        $20,922      $200,352
                                                        =======      ========

      As a result of the reverse merger described in Note 9, during 1996 the Company disposed of substantially all of its property and equipment. The company sold property and equipment with a net book value of approximately $463,000 for approximately $86,000, which resulted in a loss on disposition of approximately $377,000. In connection with the disposition of property and equipment, the Company transferred equipment to vendors and employees in settlement of various obligations and received approximately $37,500 in cash.

(4)   BRIDGE FINANCING:

      On November 23, 1994, the Company borrowed $500,000 from several investors (the "Noteholders") through the issuance of Senior Secured Promissory Notes (the "Notes"). The Notes stipulated that the Noteholders were obligated to lend the Company an additional $250,000 if certain financial results were achieved and had the option of loaning the Company up to a total of $1 million. During April 1995, these same investors lent an additional $500,000 to the Company. Interest was payable quarterly commencing March 31, 1995 at a rate of 10%. Principal was payable in twelve equal monthly installments commencing on January 1, 1996. The Notes were senior to all other debt and the Noteholders had a first lien on the Company's accounts receivable in the event of default. The Notes also entitled the Noteholders to certain common stock rights in addition to the principal and interest payments, as described in the following paragraph.

      Upon the IPO the Noteholders, in addition to having the principal of and all accrued interest on their notes repaid from the proceeds of the IPO, exercised their right to receive shares of the Company's common stock and redeemable common stock purchase warrants (the "Bridge Warrants") in an amount determined by dividing the principal amount of the Notes by the IPO price.

      In August, 1995 the Company prepaid these Notes with the proceeds from the IPO in accordance with the note terms. Accordingly, the Company expensed the value of the common stock and redeemable common stock purchase warrants issuable upon the IPO as a financing expense from the date of the Notes through the IPO closing date of August 16, 1995. In addition to cash interest paid on these notes, interest expense for the year ended December 31, 1995 includes amortization of $937,500 of such financing costs related to the Notes.

(5)   COMMITMENTS AND CONTINGENCIES:

      Office Space-

      During December 1995, the Company exercised its option to cancel its primary office space lease due to expire in 1998. Rent expense under this lease totaled approximately $61,000 for the year ended December 31, 1995. During December 1995 and January 1996, the Company entered into noncancellable operating leases for office and warehouse space. As a result of the reverse merger described in Note 9, during 1996 the Company negotiated a settlement with the lessor whereby the Company terminated its lease obligation for its office space, effective January of 1997. As consideration for the lease cancellation, the Company has agreed to pay the lessor $38,000 in cash and to issue 73,000 shares of its Common Stock. In addition, the Company incurred a brokerage commission in this transaction for which the broker received equipment with a net book value of approximately $106,000 and on the effective date the broker will receive an additional 48,000 shares of the Company's Common Stock. As of December 31, 1996 the Company had accrued the $38,000 payable to the lessor. Rent expense for the year ended December 31, 1996 totaled approximately $159,000 of which $114,000 relates to the office lease described above. As a result of the Merger described in Note 9, the Company intends to negotiate a settlement with the remaining lessors and terminate the remaining lease obligations.

      Future minimum lease payments under noncancellable operating leases are as follows:

                      1997                       $48,000
                      1998                        47,000
                      1999                        44,000
                      2000                        39,000
                      2001                        10,000
                      Thereafter                      -0
                                                --------
                                                $188,000
                                                ========
      Significant Distributor-

      For the year ended December 31, 1996 no one distributor accounted for a significant percentage of net sales. For the year ended December 31, 1995 one distributor accounted for 27% of net sales.

      Other-

      The Company had entered into a three year employment agreement with a base term that expires on May 31, 1998, with its President and Chief Executive Officer which provided for a base salary of $175,000 and certain other benefits as well as the award of stock options at a price per share equal to 80% of the average price of the Company's common stock at the time of the award. The Company was recognizing compensation expense based on the 20% market price discount over the related vesting period as set forth in the underlying employment agreement.


      In connection with the Merger described in Note 9, all employees of the Company resigned and the President and Chief Executive Officer's employment agreement was terminated. The accompanying financial statements reflect approximately $72,000 of severance payments that are owed to those officers and employees.

(6)   INCOME TAXES PAYABLE:

      The benefit for income taxes for the year ended December 31, 1996 and 1995, consists of the following:

                                               December 31,     December 31,
                                                   1996             1995
                                                   ----             ----
             Federal-
                  Current                            $0           ($25,000)
                  Deferred                            0                  0
             State                                    0                  0
                                                     ==           =========
                                                     $0           ($25,000)
                                                     ==           =========

      The Federal tax benefit reflects the application of statutory income tax rates to income applicable to the period subsequent to September 13, 1994 (see Note 2). Although the Company has a cumulative net operating loss of approximately $7,300,000 for the year ended December 31, 1996, as shown below a valuation allowance for the associated tax benefits has been recorded as the Company believes that the realization criteria has not been met.

      Deferred income taxes consists of the following as of December 31, 1996 and 1995-

                                                Deferred Tax Asset
                                                    (Liability)
                                                ------------------
                                               1996             1995
                                               ----             ----

      Net operating loss carryforwards       $2,482,000         $646,000
      Allowance for doubtful accounts                 0          163,200
                                             -----------        ---------
             Net deferred taxes               2,482,000          809,200
      Less-Valuation allowance               (2,482,000)        (809,200)
                                             -----------        ---------
             Net                             $        0         $      0
                                             ===========        =========


      The Company will adjust the valuation allowance against the net deferred assets in the period in which management determines that realization of the asset is more likely than not.

(7)   STOCK OPTION PLAN:

      The Company adopted a stock option plan (the Plan) on September 9, 1994, for its Board of Directors, officers, employees and certain outside consultants. The aggregate number of shares of common stock which may be issued upon the exercise of options granted under the Plan cannot exceed 204,392. Under the terms of the Plan, the exercise price of each option granted cannot be less than the fair market value of the Company's common stock on the date the option is granted. Unless otherwise provided, options granted become exercisable, on a cumulative basis, with respect to 20% of the aggregate number of shares covered on the first anniversary date of the grant and an additional 20% covered on each of the next four succeeding anniversaries of the grant. No options may have a term that exceeds a period of 10 years from the date of its grant.

      At December 31, 1996, options for 147,411 shares were outstanding at exercise prices of $2.38 to $7.38 per share, of which 49,019 options were exercisable. During 1996, 67,606 options were granted and 26,624 options were canceled. At the time the options were granted the option price approximated the fair market value of the Company's common stock.

      In October 1995, Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), was issued . SFAS 123 establishes permissable methods for valuing compensation attributable to stock options and is effective for the year ended December 31, 1996. As permitted by SFAS 123, the Company continued to follow the previous method of valuing compensation attributable to stock options prescribed by Accounting Principles Board opinion No. 25. The proforma disclosures required by SFAS No. 123 did not have a material affect on the Company's reported results of operations.

 (8)  SHAREHOLDERS' EQUITY:

      In addition to the IPO described in Note 1, the following is a description of other significant transactions affecting shareholders' equity:

      Pursuant to an agreement dated September 9, 1994, 113,337 warrants were granted to a consultant of the Company at an exercise price of $3.24 per share, which was based upon the price of the stock sold to a group of unaffiliated investors. As of December 31, 1996, 42,850 of these warrants had been exercised. Of the warrants remaining outstanding 50,487 expire in 1999 and 20,000 expire in the year 2000.

      In addition, warrants to purchase 20,000 shares of common stock have been granted in connection with the bridge financing (described in Note 4). The exercise price to purchase common stock under these warrants is equal to the IPO price or $5.00 per share. 10,000 of these warrants which expire in November 1999 and 10,000 of which expire in April 2000, have not been exercised.

      On April 4, 1996, the Board of Directors of the Company declared a 5% stock dividend for all holders of record as of April 30, 1996 of the Company's common stock. The stock dividend was paid by the Company on May 24, 1996. The two largest shareholders of the Company, who were also directors at the time, as joint tenants, elected not to receive such stock dividend.

      On April 4, 1996, the Company also announced that it had extended the expiration date of, and reduced the exercise price of, its Warrants that were issued as part of the Company's initial public offering which was consummated in August 1995. Each Warrant previously expired on August 10, 1998 and entitled the holder to purchase one share of the Company's common stock at a price of $7.50 per share. For holders of Warrants of record as of April 15, 1996, each Warrant will now expire on August 19, 1999 and will entitle the holder to purchase one share of the Company's common stock at a price of $6.50 per share. All other terms and provisions of the Warrants remained unchanged.

      On July 31, 1996, the Company completed a financing in the amount of $1,835,000 with an investor group for the sale of 36.7 units consisting of its common stock and common stock purchase warrants. Each unit was priced at $50,000 and consisted of 40,000 shares of common stock and warrants to purchase 40,000 shares of common stock at an exercise price of $2.00 per share upon the terms and conditions more fully set forth in such warrants.

(9)   REVERSE MERGER:

      On January 23, 1997, the Company executed and closed transactions pursuant to an Agreement and Plan of Merger between the Company, BEPI Acquisition Corporation ("Subsidiary"), Pacific Chemical Group Limited ("PCG"), and Jinan Chemical Fibre Corporation ("JCF") (the "Agreement"). Subsidiary was a British Virgin Islands ("BVI") corporation which was wholly owned by the Company. PCG was a privately held British Virgin Island corporation. JCF is a Peoples Republic of China ("PRC") corporation which operates a chemical fibre production complex in the city of Jinan in northern China. JCF is owned by the local government of Jinan. PCG owns 51% and JCF owns 49% of a joint venture, Jinan Dayang Chemical Fibre Corporation (the "Joint Venture"), which operates JCF's former Plant No. 1 production facility for purified terephthalic acid ("PTA").

      At the closing, Subsidiary merged into PCG in a merger carried out pursuant to the laws of BVI (the "Merger"). In connection with the Merger, the stockholders of PCG transferred 100% ownership of PCG to the Company and the stockholders of PCG received an aggregate of 833,672 shares of Series A Preferred Stock of the Company. Each share of Series A Preferred Stock is automatically convertible into 100 shares of the Company's Common Stock when the number of authorized shares of the Company's Common Stock is increased to 300,000,000, has 100 votes per share and votes with the Common Stock as one class, and has a preference of $100 per share in the event of liquidation. The Company intends to seek stockholder approval for the increase in authorized Common Stock in the near future. Prior to this transaction the Company had approximately 4,650,000 shares of Common Stock outstanding. As a result of the Merger, PCG became a wholly owned subsidiary of the Company and the stockholders of PCG acquired control of a substantial majority of the voting stock of the Company.

      On January 23, 1997, all other directors and officers of the Company resigned. As a result of the Merger, control of the Company has effectively passed to the stockholders of PCG. The only stockholder holding more than 5% of the total voting stock (Common Stock and Series A, B, and C Preferred Stock) of the Company is the Company's new Chairman-elect, who holds approximately 69.8% of the total voting stock of the Company. Together the former stockholders of PCG, including the Chairman, hold an aggregate of approximately 93.1% of the Company's total voting stock.

      The Joint Venture has succeeded to the business of manufacturing and sale of PTA originally conducted by Plant No. 1. Plant No. 1 is principally engaged in the manufacture of PTA for further processing by other production units of JCF into polyester chip, film, staple and filament. A small portion of PTA is produced for sale to third parties. Pursuant to the Joint Venture Agreement, the Company is required to pay $14,955,000 in cash as its capital contribution for 51% of the equity interests in the Joint Venture. In the event that the capital contribution is not paid within three years of the formation of the joint venture, for whatever reason including the lack of ability to finance, the Company may forfeit its claim on its equity interests in the Joint Venture. JCF owns 49% of the equity interests in the Joint Venture and has contributed part of its production facilities and other assets including certain plant and equipment of the No. 1 Plant to the Joint Venture as its capital contribution. In addition, JCF has leased to the Joint Venture certain other production assets of No. 1 Plant.

      The following summarized financial information relates to the Joint Venture's operations as of and for the year ended December 31, 1996:

                  Sales                              $____0_____
                  Gross (Loss)                        (58,451,000)
                  Net (Loss)                          (60,636,000)
                  Current Assets                        7,567,000
                  Current Liabilities                   7,579,000
                  Total Assets                         55,137,000
                  Net Equity                         $ 47,558,000

      In connection with the Merger, the Company is carrying out a private placement to obtain funds to be used in the operations of the Joint Venture, to defray costs of the Merger and to partially meet its obligations to make capital contributions to the Joint Venture. To date, the Company has issued 18.5 shares of Series B Preferred Stock and 500,000 shares of Series C Preferred Stock. Each share of Series B Preferred Stock is automatically convertible into 100,000 shares of the Company's Common Stock one year after issuance. The Series B Preferred Stock is also convertible at a price per share which is equal to the lesser of (i) $1.00 or (ii) 75% of the average of the closing bid price of one share of Common Stock during the last five trading days immediately prior to the date of such conversion. Conversions are also subject to an increase in the number of authorized shares of Common Stock to 300,000,000. Each share of Series B Preferred Stock also has a preference of $100,000 per share in the event of liquidation. Each share of Series C Preferred Stock is convertible into two shares of the Company's Common Stock at $.50 per share when the number of authorized shares of the Company's Common Stock is increased to 300,000,000, has one vote per share and votes with the Common Stock as one class, and has a preference of $1.00 per share in the event of liquidation. To date, the Company has received total proceeds of $2,050,000 from the private placement.

                                  EXHIBIT D

                 JINAN CHEMICAL FIBRE CORPORATION - PLANT ONE
                 ============================================

             FINANCIAL STATEMENTS AS OF DECEMBER 31, 1996 and 1995

                      TOGETHER WITH AUDITORS' REPORT

                     [LETTERHEAD OF ARTHUR ANDERSEN & CO]

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To: Jinan Chemical Fibre Corporation

We have audited the accompanying statements of net assets of Jinan Chemical Fibre Corporation - Plant One ("Plant One") as of December 31, 1996 and 1995, and the related statements of expenditures and cash flows for the years then ended, expressed in Chinese Renminbi. These financial statements are the responsibility of the management of Plant One. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Plant One as of December 31, 1996 and 1995, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.

Hong Kong,
April 1, 1997.

                 JINAN CHEMICAL FIBRE CORPORATION - PLANT ONE

                          STATEMENTS OF EXPENDITURES

                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                            (Amounts in thousands)

                                               1995         1996        1996
                                               ----         ----        ----
                                               Rmb          Rmb         US$
Cost of goods transferred to other
  production units of Jinan Chemical
  Fibre Corporation and to third
  parties                                    583,095      484,880      58,451

General and administrative expenses           17,790       16,472       1,986
                                             -------      -------      ------
Total costs and expenses                     600,885      501,352      60,437
                                             =======      =======      ======

  The accompanying notes are an integral part of these financial statements.

Translation of amounts from Renminbi (Rmb) into United States dollars (US$) for the convenience of the reader has been made at the rate of US$1.00=Rmb8.2955 announced by the Bank of China on March 17, 1997. No representation is made that the Renminbi amounts could have been, or could be, converted into United States dollars at that rate on March 17, 1997 or at any other certain rate.

                 JINAN CHEMICAL FIBRE CORPORATION - PLANT ONE

                           STATEMENTS OF NET ASSETS

                       AS OF DECEMBER 31, 1996 and 1995

                            (Amounts in thousands)

                                                   1995         1996        1996
                                                   ----         ----        ----
                                                   Rmb          Rmb         US$
ASSETS

Current assets:
  Accounts receivable                              2,208          173         21

  Inventories and spare parts, net               102,573       45,755      5,516
  Prepayments and other current assets            12,489       16,666      2,009
                                                 -------      -------     ------
    Total current assets                         117,270       62,594      7,546

 Fixed assets, net                               386,416      278,363     33,556
                                                 -------      -------     ------
    Total assets                                 503,686      340,957     41,102
                                                 -------      -------     ------
LIABILITIES

Current liabilities:
  Accounts payable                                41,663       60,310      7,270
  Accrued expenses and other liabilities             643        1,553        187
                                                 -------      -------     ------
    Total current liabilities                     42,306       61,863      7,457
                                                 -------      -------     ------
    Net assets                                   461,380      279,094     33,645
                                                 =======      =======     ======

  The accompanying notes are an integral part of these financial statements.

Translation of amounts from Renminbi (Rmb) into United States dollars (US$) for the convenience of the reader has been made at the rate of US$1.00=Rmb8.2955 announced by the Bank of China on March 17, 1997. No representation is made that the Renminbi amounts could have been, or could be, converted into United States dollars at that rate on March 17, 1997 or at any other certain rate.

                 JINAN CHEMICAL FIBRE CORPORATION - PLANT ONE

                           STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED DECEMBER 31, 1996 and 1995

                            (Amounts in thousands)

                                                1995         1996         1996
                                                ----         ----         ----
                                                Rmb          Rmb          US$
Cash flows from operating activities:
Total costs and expenses                      (600,885)    (501,352)    (60,437)
Adjustments to reconcile total costs and
  expenses to net cash used in operating
  activities:
Depreciation of property, plant and equipment   33,365       31,946       3,851
(Increase) decrease in assets:
Accounts receivable                             (2,208)       2,035         245

Inventories and spare parts                    (15,346)      56,818       6,849
Prepayments and other current assets             7,138       (4,177)       (504)
Increase (decrease) in liabilities:
Accounts payable                                38,583       18,647       2,248
Accrued expenses and other liabilities             (86)         910         109
                                              --------     --------     -------
  Net cash used in operating activities       (539,439)    (395,173)    (47,639)
                                              --------     --------     -------
Cash flows from financing activities:
Net cash transferred from Jinan Chemical Fibre
  Corporation - head office                     539,439     395,173      47,639
                                               --------     -------     -------
  Net cash provided by financing activities     539,439     395,173      47,639
                                               --------     -------     -------
Net changes in cash and cash equivalents            -           -           -
                                               --------     -------     -------
Cash and cash equivalents, beginning of year        -           -           -
                                               --------     -------     -------
Cash and cash equivalents, end of year              -           -           -
                                               ========     =======     =======

  The accompanying notes are an integral part of these financial statements.

Translation of amounts from Renminbi (Rmb) into United States dollars (US$) for the convenience of the reader has been made at the rate of US$1.00=Rmb8.2955 announced by the Bank of China on March 17, 1997. No representation is made that the Renminbi amounts could have been, or could be, converted into United States dollars at that rate on March 17, 1997 or at any other certain rate.

                 JINAN CHEMICAL FIBRE CORPORATION - PLANT ONE

                       NOTES TO THE FINANCIAL STATEMENTS

1.  ORGANIZATION AND PRINCIPAL ACTIVITIES

Jinan Chemical Fibre Corporation ("JCFC") was incorporated in the People's Republic of China (the "PRC") in 1990 as a stated-owned enterprise. JCFC is principally engaged in the manufacturing of chemical fibre. Plant One is one of the production units of JCFC and is principally engaged in the manufacturing of Purified Terephthalic Acid ("PTA") for further processing by other production units of JCFC. A small portion of PTA produced is sold to third parties.

Based on a joint venture agreement dated February 9, 1996 between JCFC and Pacific Chemical Group Limited ("Pacific Chemical"), a company incorporated in the British Virgin Islands, a Sino-foreign equity joint venture enterprise, Jinan Da Yang Chemical Fibre Company Limited (the "Joint Venture"), was established. Pursuant to the aforesaid agreement, Pacific Chemical will pay US$14,995,000 in cash as its capital contribution for 51% of the equity interest in the Joint Venture. JCFC will own 49% of the equity interest in the Joint Venture and will contribute to the Joint Venture part of its production facilities and other assets including certain machinery and equipment of Plant One, valued at US$ 14,425,000, based on PRC regulations as its capital investment. JCFC has also agreed to lease to the Joint Venture certain production equipment, land and buildings of Plant One with an estimated valuation of approximately Rmb 259 million for an annual payment of Rmb 35,083,000 for a period of three years. The rental charges will be adjusted and mutually agreed by JCFC and Pacific Chemical after the initial three years' rental period. The Joint Venture will also succeed to the business of manufacturing and sale of PTA currently conducted by Plant One.

The Joint Venture was formally incorporated on March 27, 1996. As of December 31, 1996, JCFC had already contributed machinery and equipment valued at US$14,425,000 to the Joint Venture. However, the injection of cash by Pacific Chemical and the transfer of operations from Plant One to the Joint Venture had not been completed.

Other key provisions of the joint venture agreement and related supplemental agreements between JCFC and Pacific Chemical included the following:

o the joint venture period is 50 years commencing from the formation of the Joint Venture on March 27, 1996;

o the profit and loss sharing ratio is the same as the percentage of equity interests held by the respective investors;

o the Board of Directors consists of 7 members; 3 designated by JCFC and 4 designated by Pacific Chemical;

o the production of the Joint Venture will first serve the demand of JCFC's annual production requirements;

o the Joint Venture will guarantee approximately 70,000 tons of PTA per annum to supply to JCFC at sales prices set by the PRC Price Bureau;

o JCFC will continue to provide management and administrative services to the Joint Venture for a management fee; and

o JCFC will transfer to the Joint Venture the right to use electricity and water, and the Joint Venture will pay JCFC a one-off license and know-how fee for the use of certain fixed assets of Plant One. The total cost to the Joint Venture will be approximately Rmb 62.6 million; and

o JCFC will purchase certain raw materials for the Joint Venture. Such raw materials will be sold to the Joint Venture based on the prevailing market prices of such raw materials at the date of utilization for production by the Joint Venture.

Plant One conducts its operations in the PRC and accordingly is subject to special considerations and significant risks not typically associated with investments in equity securities of United States and Western European companies. These include risks associated with, among others, political, economic and legal environments and foreign currency exchange. These risks are described further in the following paragraphs:

a.  Political Environment

    Plant One's results may be adversely affected by changes in the political and social conditions in the PRC and by, among other things, changes in governmental policies with respect to laws and regulations, inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation. While the PRC government is expected to continue its economic reform policies, many of the reforms are new or experimental and may be refined or changed. It is also possible that a change in the PRC leadership could lead to changes in economic policy.

b.  Economic Environment

    The economy of the PRC differs significantly from the United States economy in many respects, including its structure, levels of development and capital reinvestment, growth rate, government involvement, resource allocation, self- sufficiency, rate of inflation and balance of payments position. The adoption of economic reform policies since 1978 has resulted in a gradual reduction in the role of state economic plans in the allocation of resources, pricing and management of such assets, an increased emphasis on the utilization of market forces, and rapid growth in the PRC economy. However, such growth has been uneven among various regions of the country and among various sectors of the economy.

b.  Economic Environment (Cont'd)

    In recent years, the PRC economy has experienced periods of rapid economic expansion and high rates of inflation, which have led to the adoption by the central government from time to time of various corrective measures designed to regulate growth and contain inflation. High inflation may cause the government to take other actions which could inhibit economic activity in the PRC and may thereby delay planned expansion. Such actions could adversely affect Plant One's results of operations and expansion plans.

c.  Legal Environment

    The PRC's legal system is based on written statutes under which prior court decisions may be cited as authority but do not have binding precedential effect. The PRC's legal system is relatively new, and the government is still in the process of developing a comprehensive system of laws, a process that has been ongoing since 1979. Considerable progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. Such legislation has significantly enhanced the protection afforded to foreign investors. However, experience with respect to the implementation, interpretation and enforcement of such laws is limited.

d.  Foreign Currency Exchange

    The Joint Venture expects that substantially all of its revenue will be denominated in Renminbi. A portion of the future profits of the Joint Venture, if any, will need to be converted to other currencies to meet its foreign currency obligations such as payment of dividends declared. Both the conversion of Renminbi into foreign currencies and the remittance of foreign currencies abroad require PRC government approvals.

    No assurance can be given that the Joint Venture will be able to convert sufficient amounts of foreign currencies in the PRC foreign exchange market in the future for payment of dividends.

2.  BASIS OF PRESENTATION

Being one of the several production units of JCFC, Plant One did not maintain separate accounting records in the past. The account balances of Plant One were commingled with the accounts of other production units of JCFC. The statements of expenditures and the statements of net assets of Plant One were prepared by management by identifying those expenditures, and those assets and liabilities directly related and/or attributable to Plant One.

For the years ended December 31, 1996 and 1995, majority of Plant One's products was transferred to other production units of JCFC for further manufacturing and processing.

Pursuant to the joint venture agreement between JCFC and Pacific Chemical (see
Note 1), the Joint Venture will supply PTA to JCFC at sales prices set by the PRC Price Bureau. The ranges of sales prices of PTA according to notices/ correspondence from the State/Jinan City Price Bureau for the years ended December 31, 1996 and 1995 as set by the PRC Price Bureau are summarized as follows:

                                1995             1996            1996
                                ----             ----            ----
                                Rmb              Rmb             US$
                             (Unaudited)      (Unaudited)     (Unaudited)

Price of PTA (per ton)      6,838 - 11,197   5,085 - 11,197     680-721

The historical average market prices published in certain PRC industry journals are summarized as follows:

                                 1995             1996            1996
                                 ----             ----            ----
                                 Rmb              Rmb             US$
                              (Unaudited)      (Unaudited)      (Unaudited)

Market price of PTA (per ton)   12,227            7,668            924

If the sales prices set by the PRC Price Bureau had been adopted by Plant One for its transfer of PTA to JCFC, the total sales revenue, net of value-added tax ("VAT"), and income (loss) before income taxes of Plant One would have been as follows:

                                      1995             1996            1996
                                      ----             ----            ----
                                     Rmb'000          Rmb'000          US$'000
                                   (Unaudited)      (Unaudited)      (Unaudited)

Revenue*                             750,797          603,806          72,787
Total costs and expenses            (600,885)        (501,352)        (60,437)
                                    --------         --------         -------
Income before income taxes*          149,912          102,454          12,350
                                    ========         ========         =======

* There was a range of sales prices quoted by Jinan City Price Bureau during the year ended December 31, 1996. The sales prices used for computation of revenue and income before income taxes above are determined by the management of JCFC by reference to the range of sales prices set by the Price Bureau. The management of JCFC believed that the sales prices adopted are reasonable.


If the historical market prices had been adopted by Plant One for its transfer of PTA to JCFC, the total sales revenue, net of VAT, and income (loss) before income taxes of Plant One would have been as follows:

                                      1995             1996            1996
                                      ----             ----            ----
                                     Rmb'000          Rmb'000          US$'000
                                   (Unaudited)      (Unaudited)      (Unaudited)

Revenue                              947,821          498,037           60,037
Total costs and expenses            (600,885)        (501,352)         (60,437)
                                    --------         --------          -------
Income (loss) before income taxes    346,936           (3,315)            (400)
                                    ========         ========          =======

The sales revenue computed above based on the prices set by the PRC Price Bureau and the historical market prices are both for reference purposes only and are not actual transaction prices. No representation is made that Plant One's products could have been, or could be sold to JCFC or third party customers at these prices or at any other prices.

JCFC has four different major production units and, accordingly, 25% of the total general and administrative expenses of JCFC were allocated to Plant One and recorded in the accompanying financial statements.

The accompanying financial statements were prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").
This basis of accounting differs from that used in the statutory accounts of JCFC, which were prepared in accordance with the accounting principles and other relevant financial regulations applicable to state-owned enterprises as established by the Ministry of Finance of the PRC.

Major adjustments made to conform to US GAAP included the following:

o Restatement of fixed assets purchased in foreign currencies using the market exchange rates for translation;

o Adjustment for depreciation of fixed assets to reflect the useful economic lives of fixed assets.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Taxation

    (i)  Income taxes

         Pursuant to the relevant income tax laws applicable to state-owned enterprises in the PRC, JCFC is subject to PRC income taxes at the applicable tax rate (currently 33%) on the taxable income as reported in its statutory accounts.

         As one of the production units of JCFC, the majority of the Plant One's products are transferred to other production units for further processing. Since Plant One itself does not maintain a separate set of accounting records, all of its income tax liabilities, if any, are borne by JCFC. Accordingly, no income taxes have been provided in Plant One's financial statements.

a.  Taxation (Cont'd)

    (ii) Valued-added Tax

         Plant One's sales are subject to VAT which is the principal indirect tax on the sales of tangible goods and the provision of certain specified services. The general VAT rate applicable to Plant One's products is 17%.

b.  Inventories

    Inventories are stated at the lower of cost, on a first-in first-out basis, or net realizable value. Costs of work-in-progress and finished goods include direct materials, direct labor and an attributable portion of production overheads. Net realizable value is calculated based on estimated normal selling price less all further costs of production and the related costs of marketing, selling and distribution. Provision is made for obsolete, slow moving or defective items, where appropriate.

c.  Fixed Assets and Depreciation

    Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation of property, plant and equipment is computed using the straight-line method over the assets' estimated useful lives, after taking into account the estimated residual value of 5% of the costs of the fixed assets. The estimated useful lives are as follows:

                    Buildings                   25 years
                    Machinery and equipment     14 years

d.  Foreign Currency Translation

    Renminbi is not freely convertible into foreign currencies. All foreign exchange transactions involving Renminbi must take place either through the Bank of China or other institutions authorized to buy and sell foreign currencies, or at a Foreign Exchange Adjustment Center.

    Foreign currency transactions are translated into Renminbi at the exchange rates at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into Renminbi using the exchange rates prevailing at the balance sheet dates. The resulting exchange differences are recorded in the statements of expenditures.

e.  Use of Estimates

    The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

4.  INVENTORIES AND SPARE PARTS

    Inventories and spare parts comprised:

                                          1995           1996         1996
                                          ----           ----         ----
                                         Rmb'000        Rmb'000       US$'000

Raw materials                             87,268         34,839        4,200
Finished goods                             2,796         12,279        1,480
Spare parts                               19,244            -            -
Less: Net realizable value and
      obsolescence provision              (6,735)        (1,363)        (164)
                                         -------         ------        -----
Inventories and spare parts, net         102,573         45,755        5,516
                                         =======         ======        =====

5.  Fixed Assets

Property, plant and equipment comprised:

                                          1995          1996          1996
                                          ----          ----          ----
                                         Rmb'000       Rmb'000      US$'000

Buildings                                109,550       109,550       13,206
Machinery and equipment                  427,010       310,115       37,384
                                        --------      --------      -------
                                         536,560       419,665       50,590

Less: Accumulated depreciation          (150,144)     (141,302)     (17,034)
                                        --------      --------      -------
Net book value                           386,416       278,363       33,556
                                        ========      ========      =======

The Joint Venture will be granted the right to use the parcel of land and buildings presently occupied by Plant One for an annual rental of Rmb506,000 and Rmb2,345,000 respectively. The rental period is not specified in the agreement.

6.  MOVEMENTS IN NET ASSETS

Movements in net assets were as follows:

                                          1995         1996         1996
                                          ----         ----         ----
                                         Rmb'000      Rmb'000     US$'000

Beginning balance                        522,826      461,380      55,618
Total costs and expenses for the year   (600,885)    (501,352)    (60,437)
Net book value of fixed assets
  transferred to the Joint Venture          -         (76,107)     (9,175)
Net cash transferred from JCFC           539,439      395,173      47,639
                                        --------     --------     -------
Ending balance                           461,380      279,094      33,645
                                        ========     ========     =======

7.  RETIREMENT PLAN

As stipulated by the regulations of the PRC government, JCFC has established a defined contribution retirement plan for all of its staff. Under this plan, all staff are entitled to a fixed life-long pension equal to their basic salaries at their retirement dates. JCFC is required to make specific contributions to the state-sponsored retirement plan at a rate of 25% of the basic salaries of the staff. It has no future obligations for the pension payment or any other post-retirement benefits beyond the annual contributions made. The PRC government is responsible for the entire pension liabilities to these retired employees. During the years ended December 31, 1996 and 1995, Plant One made pension contributions of Rmb1,548,292 and Rmb1,681,368 respectively.

                        PACIFIC CHEMICAL GROUP LIMITED
                        ==============================

            FINANCIAL STATEMENTS AS OF DECEMBER 31, 1995 AND 1996

                        TOGETHER WITH AUDITORS' REPORT

                     [LETTERHEAD OF ARTHUR ANDERSEN & CO]

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To: Pacific Chemical Group Limited

We have audited the accompanying balance sheets of Pacific Chemical Group Limited (a company incorporated in the British Virgin Islands) as of December 31, 1995 and 1996, and the related statements of expenditures, cash flows and changes in shareholder's equity for the period from November 28, 1995 (date of incorporation) to December 31, 1995 and for the year ended December 31, 1996, expressed in United States dollars. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific Chemical Group Limited as of December 31, 1995 and 1996, and the results of its operations and cash flows for the period from November 28, 1995 (date of incorporation) to December 31, 1995 and for the year ended December 31, 1996 in conformity with generally accepted accounting principles in the United States of America.

Hong Kong,
April 1, 1997.

                        PACIFIC CHEMICAL GROUP LIMITED

                          STATEMENTS OF EXPENDITURES

        FOR THE PERIOD FROM NOVEMBER 28, 1995 (DATE OF INCORPORATION)

        TO DECEMBER 31, 1995 AND FOR THE YEAR ENDED DECEMBER 31, 1996

                     (Expressed in United States dollars)

                                                   1995          1996
                                                   ----          ----

     General and administrative expenses         $(2,158)     $(121,852)

     Provision for income tax                          -              -
                                                 -------      ---------
     Net loss for the period/year                $(2,158)     $(121,852)
                                                 =======      =========

                        PACIFIC CHEMICAL GROUP LIMITED

               BALANCE SHEETS AS OF DECEMBER 31, 1995 AND 1996

                     (Expressed in United States dollars)

                                                   1995          1996
                                                   ----          ----
ASSET

     Cash on hand                                $12,842       $ 20,888
                                                 =======       ========
LIABILITIES

     Accrued liabilities                         $     -       $121,852
                                                 -------       --------
SHAREHOLDERS' EQUITY

  Share capital                                        2          8,048
  Share premium                                   14,998         14,998
  Accumulated deficit                             (2,158)      (124,010)
                                                 -------       --------

    Shareholders' equity                          12,842       (100,964)
                                                 -------       --------

    Total liabilities and shareholders' equity   $12,842       $ 20,888
                                                 =======       ========

                        PACIFIC CHEMICAL GROUP LIMITED

                           STATEMENTS OF CASH FLOWS

        FOR THE PERIOD FROM NOVEMBER 28, 1995 (DATE OF INCORPORATION)

        TO DECEMBER 31, 1995 AND FOR THE YEAR ENDED DECEMBER 31, 1996

                     (Expressed in United States dollars)

                                                   1995          1996
                                                   ----          ----
Cash flows from operating activities:
Net loss                                        $(2,158)      $(121,852)
Increase in accrued liabilities                       -         121,852
                                                -------       ---------
  Net cash used in operating activities          (2,158)              -

Cash flows from financing activity:
Proceeds from issue of shares                    15,000           8,046
                                                -------       ---------
Increase in cash and cash equivalents            12,842           8,046

Cash and cash equivalents, beginning of
  period/year                                         -          12,842
                                                -------       ---------
Cash and cash equivalents, end of period/year   $12,842       $  20,888
                                                =======       =========

                        PACIFIC CHEMICAL GROUP LIMITED

                STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY

        FOR THE PERIOD FROM NOVEMBER 28, 1995 (DATE OF INCORPORATION)

        TO DECEMBER 31, 1995 AND FOR THE YEAR ENDED DECEMBER 31, 1996

                     (Expressed in United States dollars)

                                      Share    Share   Accumulated
                                     capital  premium    deficit       Total
                                     -------  -------  -----------     -----
Contribution from a
  shareholder                         $    2  $14,998  $       -   $  15,000

Net loss                                   -        -     (2,158)     (2,158)
                                      ------  -------  ---------   ---------
Balance as of December 31, 1995            2   14,998     (2,158)     12,842

Contribution from shareholders         8,046        -          -       8,046

Net loss                                   -        -   (121,852)   (121,852)
                                      ------  -------  ---------   ---------
Balance as of December 31, 1996       $8,048  $14,998  $(124,010)  $(100,964)
                                      ======  =======  =========   =========

                        PACIFIC CHEMICAL GROUP LIMITED

                      NOTES TO THE FINANCIAL STATEMENTS

                 (Amounts expressed in United States dollars)

1.  ORGANIZATION AND OPERATIONS

The Company was incorporated in the British Virgin Islands on November 28, 1995.

Based on a joint venture agreement dated February 9, 1996 between Jinan Chemical Fibre Corporation ("JCFC"), a company incorporated in the People's Republic of China (the "PRC"), and the Company, a Sino-foreign equity joint venture enterprise, Jinan Da Yang Chemical Fibre Company Limited (the "Joint Venture"), was established. Pursuant to the aforesaid agreement, the Company will pay $14,995,000 in cash as its capital contribution for 51% of the equity interest in the Joint Venture. JCFC will own 49% of the equity interest in the Joint Venture and will contribute to the Joint Venture part of its production facilities and other assets including certain machinery and equipment, valued at $14,425,000, based on PRC regulations as its capital investment. The Joint Venture will also succeed to the business of manufacturing and sale of Purified Terephthalic Acid currently conducted by a plant of JCFC.

The Joint Venture was formally incorporated on March 27, 1996. As of December 31, 1996, JCFC had already contributed machinery and equipment valued at $14,425,000 to the Joint Venture. However, the injection of cash by the Company and the transfer of operations from JCFC to the Joint Venture had not been completed.

2.  BASIS OF PRESENTATION

The accompanying financial statements were prepared in accordance with generally accepted accounting principles in the United States of America.

3.  SHARE CAPITAL

Share capital comprised:

                                                   1995          1996
                                                   ----          ----
Authorized

50,000 ordinary shares of $1 each                $50,000       $50,000
                                                 =======       =======
Issued and fully paid

2 ordinary shares of $1 each                     $     2       $ 8,048
                                                 =======       =======

During 1995, 2 ordinary shares of $1 each were issued at $7,500 each resulting in a share premium of $14,998. During 1996, 8,046 additional ordinary shares of $1 each were issued at par.

4.  SUBSEQUENT EVENT

Subsequent to year end, the Company entered into a merger agreement with Bureau of Electronic Publishing, Inc. ("BEPI"), a company incorporated in the United States, JCFC and BEPI Acquisition Corporation ("BEPI Acquisition"), a company incorporated in the British Virgin Islands and a wholly owned subsidiary of BEPI. Pursuant to the merger agreement, the shareholders of the Company will transfer their entire interests in the Company to BEPI Acquisition and will, in return, receive an aggregate of 833,671.66 shares of Class A Preferred Stock of BEPI.

                 JINAN DA YANG CHEMICAL FIBRE COMPANY LIMITED
                 ============================================

                 FINANCIAL STATEMENTS AS OF DECEMBER 31, 1996

                        TOGETHER WITH AUDITORS' REPORT

                     [LETTERHEAD OF ARTHUR ANDERSEN & CO]

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To: Jinan Da Yang Chemical Fibre Company Limited

We have audited the accompanying balance sheet of Jinan Da Yang Chemical Fibre Company Limited (a company incorporated in the People's Republic of China) as of December 31, 1996, and the related statements of expenditures, cash flows and changes in investors' equity for the period from March 27, 1996 (date of incorporation) to December 31, 1996, expressed in Chinese Renminbi. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jinan Da Yang Chemical Fibre Company Limited as of December 31, 1996 and the results of its operations and cash flows for the period from March 27, 1996 (date of incorporation) to December 31, 1996, in conformity with generally accepted accounting principles in the United States of America.

Hong Kong,
April 1, 1997.

                 JINAN DA YANG CHEMICAL FIBRE COMPANY LIMITED

                           STATEMENT OF EXPENDITURES

          FOR THE PERIOD FROM MARCH 27, 1996 (DATE OF INCORPORATION)

                             TO DECEMBER 31, 1996

                                                      Rmb           US$

Operating expenses                                (640,525)      (77,214)

Provision for income taxes                               -             -
                                                  --------       -------
Net loss, carried forward                         (640,525)      (77,214)
                                                  ========       =======

  The accompanying notes are an integral part of these financial statements.

Translation of amounts from Renminbi (Rmb) into United States dollars (US$) for the convenience of the reader has been made at the rate of US$1.00=Rmb8.2955 announced by the Bank of China on March 17, 1997. No representation is made that the Renminbi amounts could have been, or could be, converted into United States dollars at that rate on March 17, 1997 or at any other certain rate.

                 JINAN DA YANG CHEMICAL FIBRE COMPANY LIMITED

                    BALANCE SHEET AS OF DECEMBER 31, 1996

                                                   Rmb             US$
ASSETS

Fixed assets, net                              116,255,214      14,014,250
                                               ===========      ==========
INVESTORS' EQUITY

Share capital                                  116,895,739      14,091,464
Accumulated deficit                               (640,525)        (77,214)
                                               -----------      ----------
Total investors' equity                        116,255,214      14,014,250
                                               ===========      ==========

  The accompanying notes are an integral part of these financial statements.

Translation of amounts from Renminbi (Rmb) into United States dollars (US$) for the convenience of the reader has been made at the rate of US$1.00=Rmb8.2955 announced by the Bank of China on March 17, 1997. No representation is made that the Renminbi amounts could have been, or could be, converted into United States dollars at that rate on March 17, 1997 or at any other certain rate.

                 JINAN DA YANG CHEMICAL FIBRE COMPANY LIMITED

                           STATEMENT OF CASH FLOWS

          FOR THE PERIOD FROM MARCH 27, 1996 (DATE OF INCORPORATION)

                             TO DECEMBER 31, 1996

                                                         Rmb          US$
Cash flows from operating activities:
Net loss                                              (640,525)     (77,214)
Adjustment to reconcile net loss to net changes in
  cash and cash equivalents
Depreciation of machinery and equipment                640,525       77,214
                                                      --------      -------
Net changes in cash and cash equivalents                     -            -
                                                      ========      =======

  The accompanying notes are an integral part of these financial statements.

Translation of amounts from Renminbi (Rmb) into United States dollars (US$) for the convenience of the reader has been made at the rate of US$1.00=Rmb8.2955 announced by the Bank of China on March 17, 1997. No representation is made that the Renminbi amounts could have been, or could be, converted into United States dollars at that rate on March 17, 1997 or at any other certain rate.

                 JINAN DA YANG CHEMICAL FIBRE COMPANY LIMITED

                  STATEMENT OF CHANGES IN INVESTORS' EQUITY

          FOR THE PERIOD FROM MARCH 27, 1996 (DATE OF INCORPORATION)

                             TO DECEMBER 31, 1996

                                                   Accumulated
                                      Capital        deficit           Total
                                      -------      -----------         -----
                                        Rmb            Rmb              Rmb
Contribution from a joint venture
  partner                          116,895,739              -       116,895,739

Net loss                                     -       (640,525)         (640,525)
                                   -----------       --------       -----------
Balance as of December 31, 1996    116,895,739       (640,525)      116,255,214
                                   ===========       ========       ===========

                 JINAN DA YANG CHEMICAL FIBRE COMPANY LIMITED

                      NOTES TO THE FINANCIAL STATEMENTS

1.  ORGANIZATION AND PRINCIPAL ACTIVITY

Jinan Da Yang Chemical Fibre Company Limited (the "Company") was incorporated in the People's Republic of China (the "PRC") on March 27, 1996 as a Sino-foreign equity joint venture enterprise.

Based on a joint venture agreement dated February 9, 1996 between Pacific Chemical Group Limited ("Pacific Chemical"), a company incorporated in the British Virgin Islands and Jinan Chemical Fibre Corporation ("JCFC"), a company incorporated in the PRC, the Company was established. Pursuant to the aforesaid agreement, Pacific Chemical will pay US$14,995,000 in cash as its capital contribution for 51% of the equity interest in the Company. JCFC will own 49% of the equity interest in the Company and will contribute to the Company part of its production facilities and other assets including certain machinery and equipment, valued at US$14,425,000, based on PRC regulations as its capital investment. JCFC has also agreed to lease to the Company certain production equipment, land and buildings of Plant One with an estimated valuation of approximately Rmb 259 million for an annual payment of Rmb 35,083,000 for a period of three years. The rental charges will be adjusted and mutually agreed by JCFC and Pacific Chemical after the initial three years' rental period. The Company will also succeed to the business of manufacturing and sale of Purified Terephthalic Acid ("PTA") currently conducted by a production plant of JCFC.

During the period, JCFC contributed machinery and equipment of valued at US$14,425,000 to the Joint Venture. However, as of December 31, 1996, the injection of assets by Pacific Chemical and the transfer of operations of a production plant of JCFC to the Company had not been completed. The machinery and equipment injected by JCFC to the Company is being used by JCFC for its own operations without charge pending completion of the capital contribution by Pacific Chemical.

Other key provisions of the joint venture agreement and related supplemental agreements between JCFC and Pacific Chemical included the following:

o the joint venture period of the Company is 50 years commencing from the formation of the Company on March 27, 1996;

o the profit and loss sharing ratio of the Company is the same as the percentage of equity interests held by the respective investors;

o the Company's Board of Directors consists of 7 members; 3 designated by JCFC and 4 designated by Pacific Chemical;

o the production of the Company will first serve the demand of JCFC's annual production requirements;

o the Company will guarantee approximately 70,000 tons of PTA per annum to supply to JCFC at sales prices set by the PRC Price Bureau;

o JCFC will provide management and administrative services to the Company for a management fee; and

o JCFC will transfer to the Company the right to use electricity and water, and the Company will pay JCFC a one-off license and know-how fee for the use of certain fixed assets of JCFC. The total cost to the Company will be approximately Rmb 62.6 million; and

o JCFC will purchase certain raw materials for the Company. Such raw materials will be sold to the Company based on the prevailing market prices of such raw materials at the date of utilization for production by the Company.

The Company conducts its operations in the PRC and accordingly is subject to special considerations and significant risks not typically associated with investments in equity securities of United States and Western European companies. These include risks associated with, among others, political, economic and legal environments and foreign currency exchange. These risks are described further in the following paragraphs:

a.  Political Environment

    The Company's results may be adversely affected by changes in the political and social conditions in the PRC and by, among other things, changes in governmental policies with respect to laws and regulations, inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation. While the PRC government is expected to continue its economic reform policies, many of the reforms are new or experimental and may be refined or changed. It is also possible that a change in the PRC leadership could lead to changes in economic policy.

b.  Economic Environment

    The economy of the PRC differs significantly from the United States economy in many respects, including its structure, levels of development and capital reinvestment, growth rate, government involvement, resource allocation, self- sufficiency, rate of inflation and balance of payments position. The adoption of economic reform policies since 1978 has resulted in a gradual reduction in the role of state economic plans in the allocation of resources, pricing and management of such assets, an increased emphasis on the utilization of market forces, and rapid growth in the PRC economy. However, such growth has been uneven among various regions of the country and among various sectors of the economy.

b.  Economic Environment (Cont'd)

    In recent years, the PRC economy has experienced periods of rapid economic expansion and high rates of inflation, which have led to the adoption by the central government from time to time of various corrective measures designed to regulate growth and contain inflation. High inflation may cause the government to take other actions which could inhibit economic activity in the PRC and may thereby delay planned expansion. Such actions could adversely affect the Company's results of operations and expansion plans.

c.  Legal Environment

    The PRC's legal system is based on written statutes under which prior court decisions may be cited as authority but do not have binding precedential effect. The PRC's legal system is relatively new, and the government is still in the process of developing a comprehensive system of laws, a process that has been ongoing since 1979. Considerable progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. Such legislation has significantly enhanced the protection afforded to foreign investors. However, experience with respect to the implementation, interpretation and enforcement of such laws is limited.

d.  Foreign Currency Exchange

    The Company expects that substantially all of its revenue will be denominated in Renminbi. A portion of the future profits of the Company, if any, will need to be converted to other currencies to meet its foreign currency obligations such as payment of dividends declared. Both the conversion of Renminbi into foreign currencies and the remittance of foreign currencies abroad require PRC government approvals.

    No assurance can be given that the Company will be able to convert sufficient amounts of foreign currencies in the PRC foreign exchange market in the future for payment of dividends.

2.  BASIS OF PRESENTATION

    The accompanying financial statements were prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the accounting principles and other relevant financial regulations applicable to Sino-foreign equity joint venture enterprises as established by the Ministry of Finance of the PRC.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Taxation

    Pursuant to the relevant income tax laws applicable to Sino-foreign equity joint venture enterprises in the PRC, the Company is subject to PRC income taxes at the applicable tax rate (currently 33%) on the taxable income as reported in its statutory accounts. In accordance with the provisions of the same income tax laws, the Company will be fully exempted from income taxes for two years starting from the first profit-making year followed by a 50% reduction for the next three years.

b.  Fixed Assets and Depreciation

    Machinery and equipment are stated at cost less accumulated depreciation. Depreciation of machinery and equipment is computed using the straight-line method over the assets' estimated useful lives of 14 years after taking into account the estimated residual value of 5% of the costs of the fixed assets.

c.  Use of Estimates

    The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

4.  FIXED ASSETS

Machinery and equipment comprised:

                                           Rmb              US$

Machinery and equipment                116,895,739       14,091,464

Less: Accumulated depreciation            (640,525)         (77,214)
                                       -----------       ----------
Net book value                         116,255,214       14,014,250
                                       ===========       ==========

The Company will be granted the right to use the parcel of land and buildings presently occupied by a production plant of JCFC for an annual rental of Rmb 506,000 and Rmb 2,345,000 respectively. The rental period is not specified in the agreement.

                  JINAN CHEMICAL FIBRE CORPORATION - PLANT ONE
                  ============================================


                  UNAUDITED PRO FORMA FINANCIAL INFORMATION OF

                     BUREAU OF ELECTRONIC PUBLISHING, INC.

           INTRODUCTION TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

                     BUREAU OF ELECTRONIC PUBLISHING, INC.

The unaudited pro forma consolidated statement of income from continuing operations of Bureau of Electronic Publishing, Inc., a company incorporated in the United States of America, for the year ended December 31, 1996 and the unaudited pro forma consolidated balance sheet as of December 31, 1996 have been prepared to give effect to (i) the formation of Jinan Da Yang Chemical Fibre Company Limited ("Jinan Da Yang"), a joint venture between Jinan Chemical Fibre Corporation ("JCFC") and Pacific Chemical Group Limited ("Pacific Chemical"), pursuant to a joint venture agreement dated February 9, 1996 and related supplemental agreements; (ii) the transfer of operations from Jinan Chemical Fibre Corporation - Plant One ("Plant One") to Jinan Da Yang and (iii) the exchange of shares between Bureau of Electronic Publishing, Inc. and Pacific Chemical pursuant to an agreement dated January 23, 1997, in which the shareholders of Pacific Chemical agreed to transfer their entire interests in Pacific Chemical to a wholly owned subsidiary of Bureau of Electronic Publishing, Inc. in exchange for 833,671.66 shares of Class A Preferred Stock of Bureau of Electronic Publishing, Inc. The unaudited pro forma statement of income and balance sheet are based upon the historical financial statements of Bureau of Electronic Publishing, Inc, Pacific Chemical, Jinan Da Yang and Plant One after giving effect to the pro forma adjustments described in the notes thereto as if the formation of Jinan Da Yang, the transfer of operations from Plant One to Jinan Da Yang and the share exchange between Bureau of Electronic Publishing, Inc. and Pacific Chemical had occurred on January 1, 1996 and December 31, 1996, respectively.

The unaudited pro forma statements do not purport to represent what the results of operations and the financial position of Bureau of Electronic Publishing, Inc. would actually have been if the events described above had in fact occurred on January 1, 1996 or December 31, 1996, or to project the results of operations of Bureau of Electronic Publishing, Inc. for any future period.

The unaudited pro forma statements should be read in conjunction with the historical financial statements of Bureau of Electronic Publishing, Inc., Pacific Chemical, Jinan Da Yang and Plant One, including the notes thereto.

                    HISTORICAL STATEMENTS OF EXPENDITURES OF

                 PACIFIC CHEMICAL GROUP LIMITED, JINAN DA YANG

                       CHEMICAL FIBRE COMPANY LIMITED AND

               JINAN CHEMICAL FIBRE CORPORATION - PLANT ONE, AND

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                           FROM CONTINUING OPERATIONS

                    OF BUREAU OF ELECTRONIC PUBLISHING, INC.

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                             (Amounts in thousands)

                              Historical Statement of
                                    Expenditure
                         ------------------------------------
                                     Jinan Da                                                Pro forma
                                     Yang        Jinan                                      Consolidated
                          Pacific    Chemical    Chemical                                Statement of Income
                          Chemical   Fibre       Fibre                                      of Bureau of
                          Group      Company     Corporation-            Pro forma           Electronic
                          Limited    Limited     Plant One      Note     Adjustment       Publishing, Inc.
                          ---------- ----------- ----------    -----    -----------    ----------------------
                             US$        Rmb         Rmb                   Rmb            Rmb        US$
Sales                              -          -               - (1)        603,806       603,806     72,787
                          ---------- ----------- ----------                           ----------  -----------

Cost of goods sold                 -          -    (484,880)    (2)         16,918      (363,305)   (43,795)
                                                                (3)         (1,776)
                                                                (4)        (35,083)
                                                                (5)        141,516

General and
   administrative
   expenses                     (124)      (641)    (16,472)                             (18,142)    (2,187)
                          ---------- ----------- ----------                           ----------   ----------
       Total costs and
         expenses               (124)      (641)   (501,352)                            (381,447)   (45,982)
                          ---------- ----------- ----------                           ----------  ----------

(Loss) income from
   operations before
   income taxes                 (124)      (641)   (501,352)                             222,359     26,805


Provision for income
   taxes                           -          -           - (6)            -                   -          -
                          ---------- ----------- ----------                           ----------   ----------

(Loss) income before
   minority interests           (124)      (641)   (501,352)                             222,359     26,805

Minority interests                 -          -           - (7)      109,460            (109,460)   (13,195)
                          ---------- ----------- ----------                           ----------   ----------

       Net (loss)
         income                 (124)      (641)   (501,352)                             112,899     13,610
                          ========== =========== ==========                           ==========   ==========

Translation of amounts from Renminbi (Rmb) into United States dollars (US$) for the convenience of the reader has been made at the rate of US$1.00=Rmb8.2955 announced by the Bank of China on March 17, 1997. No representation is made that the Renminbi amounts could have been, or could be, converted into United States dollars at that rate on March 17, 1997 or at any other certain rate.

               HISTORICAL BALANCE SHEETS/STATEMENT OF NET ASSETS

                    OF BUREAU OF ELECTRONIC PUBLISHING, INC,

                 PACIFIC CHEMICAL GROUP LIMITED, JINAN DA YANG

                       CHEMICAL FIBRE COMPANY LIMITED AND

               JINAN CHEMICAL FIBRE CORPORATION - PLANT ONE, AND

               UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET OF

                     BUREAU OF ELECTRONIC PUBLISHING, INC.

                            AS OF DECEMBER 31, 1996

                             (Amounts in thousands)

                           Historical Balance Sheet/Statement of Net
                                            Assets
                         -----------------------------------------------
                                                 Jinan Da   Jinan
                         Bureau                  Yang       Chemical                              Pro forma
                         of          Pacific     Chemical   Fibre                             Consolidated Balance
                         Electronic  Chemical    Fibre      Corporation-         Pro           Sheet of Bureau of
                         Publishing, Group       Company      Plant              forma             Electronic
                         Inc.        Limited     Limited       One        Note   Adjustment     Publishing, Inc.
                         ----------  ----------- ---------- ----------    ------ ----------   ----------------------
                            US$         US$         Rmb        Rmb                 Rmb        Rmb        US$
ASSETS

Current assets
   Cash at bank and on          728          21           -             - (8)     124,391    130,604     15,744
   hand
   Accounts receivable           70           -           -        173                           754         91
   Inventories and
   spare parts, net              34           -           -     45,755                        46,037      5,550
   Prepayments and
   other current
   assets                        22           -           -     16,666                        16,849      2,031
                         ----------  ----------- ---------- -----------                  ---------- -----------

   Total current assets         853          21           -     62,594                      194,244     23,416

Fixed assets, net                21           -     116,255    278,363  (9)     (278,363)   155,628     18,760
                                                                       (10)       38,558
Investment in joint
    venture                     226                                                           1,875        226

Other assets                      6                                                              50          6
                         ----------  ----------- ---------- -----------                  ---------- -----------

   Total assets                1107          21     116,255    340,957                      351,797     42,408
                         ----------  ----------- ---------- -----------                  ---------- -----------

LIABILITIES

Current liabilities
   Accounts payables            117         122           -     60,310                       62,293      7,509
   Accrued expenses &
   other liabilities            241           -           -      1,553                        3,552        428

   Amount due to JCFC             -           -           -          - (9)         1,372     39,930      4,814
                                                                       (10)       38,558
                         ----------  ----------- ---------- -----------                  ---------- -----------

   Total current
   liabilities                  358         122           -     61,863                      105,775     12,751
                         ----------  ----------- ---------- -----------                  ---------- -----------

Minority interest                 -           -           -          -  (9)      116,896    116,896     14,091
                         ----------  ----------- ---------- -----------                  ---------- -----------

INVESTORS' EQUITY
   (DEFICIT)

Share capital                     5           8     116,896          -  (7)     (116,896)   124,499     15,008
                                                                        (8)      124,391
Share                         8,103          15           -          -                       67,343      8,118
   preimium/Additional
   paid-in capital
Warrants                        335           -           -                                   2,779        335
                                                                     -
Accumulated deficit          (7,694)       (124)       (641)         -                      (65,495)    (7,895)
                         ----------  ----------- ---------- -----------                  ---------- -----------

 Investors' equity
 (deficit)                      749        (101)    116,255          -                      129,126     15,566
                         ----------  ----------- ---------- -----------                  ---------- -----------

Total liabilities and
   investors'
   (deficit) equity           1,107          21     116,255     61,863                      351,797     42,408
                         ==========  =========== ========== ===========                  ========== ===========

Translation of amounts from Renminbi (Rmb) into United States dollars (US$) for the convenience of the reader has been made at the rate of US$1.00=Rmb8.2955 announced by the Bank of China on March 17, 1997. No representation is made that the Renminbi amounts could have been, or could be, converted into United States dollars at that rate on March 17, 1997 or at any other certain rate.

                     BUREAU OF ELECTRONIC PUBLISHING, INC.

                          NOTES TO UNAUDITED PRO FORMA

                       CONSOLIDATED FINANCIAL STATEMENTS

A description of pro forma adjustments is as follows:

(1) To record sales revenue in relation to the transfer of products to other production units of JCFC based on the sales prices set by the Price Bureau.

(2) To adjust for the decrease in depreciation expense based on the cost of fixed assets contributed by JCFC to Jinan Da Yang.

(3) To adjust for additional utility charges imposed by JCFC for the supply of utilities to Jinan Da Yang.

(4) To record operating lease rentals in respect of land, buildings and equipment which will be leased to Jinan Da Yang.

(5) To adjust for the changes in production costs as a result of the purchase of a major raw material, P-Xylene directly from JCFC based on the prevailing market prices at the dates of production. The market prices of P-Xylene used for computation of this pro forma adjustment are based on prices quoted on a confirmation reply from a major supplier of JCFC.

(6) Under the Income Tax Law of the People's Republic of China (the "PRC") concerning Enterprises with Foreign Investments and Foreign Enterprises and related regulations, a Sino-foreign joint venture may, on application with the relevant tax bureau, be eligible for a tax holiday. If Jinan Da Yang qualifies for a tax holiday, it will be exempted from PRC income tax for two years starting from the first profitable year of operations and 50% reduction in the three years thereafter. No provision for income taxes has been made in the unaudited pro forma consolidated statement of income on the basis that Jinan Da Yang would have been eligible for a tax holiday in 1996.

         Jinan Da Yang may also be liable to other taxes such as business tax and other local taxes.

(7)      To record minority interests of JCFC.

(8) Neither Bureau of Electronic Publishing, Inc. nor Pacific Chemical currently has the financial resources to make the US$14,995,000 capital contribution to Jinan Da Yang and must seek external financing. The pro forma financial statements assume this financing will be in the form of additional capital contributions from the existing shareholders of Bureau of Electronic Publishing, Inc. or Pacific Chemical. There is no assurance that Bureau of Electronic Publishing, Inc. or Pacific Chemical will be successful in raising the funds required to make its capital contribution. Accordingly, there is no assurance that Jinan Da Yang will become operational.

(9) To record the amount due to JCFC assuming the transfer of all assets and liabilities directly related and/or attributable to Plant One other than fixed assets.

(10) To record the one-off license and know-how fee for the use of certain fixed assets of Plant One to be transferred from Plant One to Jinan Da Yang.